UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cheniere Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

CHENIERE ENERGY, INC.

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

Notice of Annual Meeting of Shareholders

Time and Date	9:00 a.m., Central Daylight Time on June 2, 2016

Place	The Crystal Ballroom at the Post Rice Lofts

909 Texas Avenue

Houston, Texas 77002

Items of Business	•	To elect ten members of the Board of Directors to hold office for a one-year term expiring at the 2017 Annual Meeting of Shareholders.

•	To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for fiscal year 2015 as disclosed in this Proxy Statement.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

•	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Record Date	You can vote if you were a shareholder of record on April 4, 2016.

Proxy Voting	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

Electronic Availability of Proxy Materials	We are making this Proxy Statement, including the Notice of Annual Meeting and 2015 Annual Report on Form 10-K for the year ended December 31, 2015, available on our website at:

http://www.cheniere.com/2016AnnualMeeting

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 21, 2016

CHENIERE ENERGY, INC.

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

PROXY STATEMENT

Shareholder Voting Matters

Proposal	Board’s Voting Recommendation	Page Reference
1. Election of directors	FOR EACH NOMINEE	7
2. Advisory and non-binding vote on 2015 executive compensation	FOR	57
3. Ratification of appointment of KPMG LLP as our independent registered public accounting firm	FOR	59

General Information

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Cheniere Energy, Inc. (“Cheniere,” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our 2016 Annual Meeting of Shareholders (the “Meeting”) and any adjournment or postponement thereof.

You are invited to attend the Meeting on June 2, 2016, beginning at 9:00 a.m., Central Daylight Time. The Meeting will be held in the Crystal Ballroom at the Post Rice Lofts, 909 Texas Avenue, Houston, Texas 77002.

This Notice of Annual Meeting, Proxy Statement, proxy card and 2015 Annual Report on Form 10-K for the year ended December 31, 2015, are being mailed to shareholders on or about April 21, 2016.

Do I need a ticket to attend the Meeting?

You will need proof of ownership and valid identification to enter the Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Cheniere stock, as of April 4, 2016, such as a bank or brokerage account statement, to be admitted to the Meeting.

If you have any questions about attending the Meeting, you may contact Investor Relations at info@cheniere.com or 713-375-5100.

Shareholders also must present a valid government-issued picture identification in order to be admitted to the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Meeting.

Who is entitled to vote at the Meeting?

Holders of Cheniere common stock at the close of business on April 4, 2016 (the “Record Date”), are entitled to receive this Notice and to vote their shares at the Meeting. As of April 4, 2016, there were 235,645,999 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	1

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Cheniere’s transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” of those shares. The Notice of Annual Meeting, Proxy Statement, proxy card and 2015 Annual Report on Form 10-K for the year ended December 31, 2015, have been sent directly to you by Cheniere. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in street name. The Notice of Annual Meeting, Proxy Statement, proxy card and 2015 Annual Report on Form 10-K for the year ended December 31, 2015, have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

By mail

You may submit your proxy vote by mail by signing a proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. If you do not indicate your voting preferences, your shares will be voted as recommended by the Board; provided, however, if you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on the following proposals if your bank, broker or other holder of record does not receive voting instructions from you: Proposal 1 to elect directors and Proposal 2 to approve, on an advisory and non-binding basis, the compensation awarded to the Company’s named executive officers for fiscal year 2015 as disclosed in this Proxy Statement.

By telephone or on the Internet

If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form. If you are a beneficial owner, the availability of telephone and Internet voting will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

In person at the Meeting

If you are the shareholder of record, you have the right to vote in person at the Meeting. If you are the beneficial owner, you are also invited to attend the Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from your broker, bank or other holder of record that holds your shares, giving you the right to vote the shares at the Meeting.

Can I revoke my proxy?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the preceding question.

2	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

What shares are included on the proxy card?

If you are a shareholder of record, you will receive a proxy card for the shares you hold in certificate form or in book-entry form. If you are a beneficial owner, you will receive voting instructions from your bank, broker or other holder of record.

Is there a list of shareholders entitled to vote at the Meeting?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting. The list will be available between the hours of 8:30 a.m. and 4:30 p.m. Central Daylight Time, at our offices at 700 Milam Street, Suite 1900, Houston, Texas 77002, by contacting the Corporate Secretary of the Company.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. In the absence of a quorum at the Meeting, the Meeting may be adjourned from time to time without notice, other than an announcement at the Meeting, until a quorum shall be present. Abstentions and “broker non-votes” represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for purposes of determining a quorum. “Broker non-votes” occur when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proposal 1—Directors are elected by a majority of the votes cast with respect to such director nominee at the Meeting, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the ten nominees for director. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Proposal 2—To be approved, Proposal 2 regarding the compensation awarded to the Company’s named executive officers for the fiscal year 2015 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 2 without specific instructions from you. Abstentions will be counted “against” Proposal 2. Broker non-votes will not count as shares entitled to vote on the matter.

Proposal 3—To be approved, Proposal 3 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. If you are a beneficial owner, your bank, broker or other holder of record has the authority to vote your shares on Proposal 3 if you have not furnished voting instructions within a specified period of time prior to the Meeting. Abstentions will be counted “against” Proposal 3.

What if a director nominee does not receive a majority of votes cast?

Our Amended and Restated Bylaws (“Bylaws”) require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast “for” a director must exceed the number of votes cast “against” that director). If a nominee who is serving as a director is not elected at the Meeting and no one else is elected in place of that director, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, the holdover director is required to tender his or her resignation to the Board. The Governance and Nominating Committee of the Board then would

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	3

consider the resignation and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board would then make a decision whether to accept the resignation, taking into account the recommendation of the Governance and Nominating Committee. The director who tenders his or her resignation will not participate in the Governance and Nominating Committee’s or the Board’s decision. The Board is required to disclose publicly (by a press release and a filing with the Securities and Exchange Commission (“SEC”)) its decision regarding the tendered resignation and, if the tendered resignation is rejected, the rationale behind the decision within 90 days from the date of the certification of the election results.

Could other matters be decided at the Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Meeting, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired D. F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to solicit proxies. We will pay D.F. King a fee of $15,000 plus expenses for these services.

Who will count the vote?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting to be held on June 2, 2016

The Proxy Statement, including the Notice of Annual Meeting and 2015 Annual Report on Form 10-K for the year ended December 31, 2015, are available on our website at http://www.cheniere.com/2016AnnualMeeting. Please note that the Notice of Annual Meeting is not a form for voting, and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage our shareholders to access and review the proxy materials before voting.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements relating to, among other things, business strategy, performance and expectations for project development. The reader is cautioned not to place undue reliance on these statements and should review the sections captioned “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for important information about these statements, including the risks, uncertainties and other factors that could cause actual results to vary materially from the assumptions, expectations, and projections expressed in any forward-looking statements. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise.

4	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Corporate Governance at a Glance

Board Independence

• 9 out of 11 of our directors were independent in 2015 (prior to the appointment of Neal Shear as Interim CEO and President on December 12, 2015, replacing our former CEO and President).

• 8 out of 10 of our director nominees are currently independent.

• Our former CEO and President was the only management director in 2015 (prior to December 12, 2015).

• Our Interim CEO and President is the only current management director.

Board Composition	• The Board consists of 10 directors. • The Board regularly assesses its performance through Board and committee self-evaluations.
Board Committees	• We have three Board committees—Audit, Governance and Nominating, and Compensation. • All of our Board committees are comprised of and chaired solely by independent directors.
Leadership Structure

• Our Chairman of the Board and CEO roles were split in December 2015.

• As of January 2016, our independent Non-Executive Chairman of the Board has assumed the responsibilities of the Lead Director which include providing leadership to the Board and ensuring that the Board operates independently of management.

Risk Oversight

• The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board review the risks that are within their areas of responsibility.

Open Communication	• We encourage open communication and strong working relationships among the Non-Executive Chairman of the Board and other directors. • Our directors have access to management and employees.
Director and Executive Stock Ownership	• We have had rigorous stock ownership guidelines for our directors and executive officers since 2008.
Accountability to Shareholders	• Directors are elected by a majority of the votes cast with respect to such director. • The Board maintains a process for shareholders to communicate with the Board.
Management Succession Planning	• The Governance and Nominating Committee has oversight of succession planning, both planned and emergency, and the Board has approved an emergency Chief Executive Officer succession process.

Shareholder Outreach

The Company has been involved in extensive discussions with shareholders during the past two years regarding compensation and governance matters. At our 2015 Annual Meeting, our say-on-pay proposal received support from shareholders owning approximately 63% of the Company’s shares represented at the meeting and entitled to vote on the matter. Following our 2015 Annual Meeting, members of our Board and management had extensive dialogue with shareholders representing approximately 60% of our outstanding common stock, through both in person and telephonic meetings.

The Board believes that its current system of corporate governance oversight enables the directors to be prudent stewards of shareholder capital and represent the long-term interests of the Company and our shareholders. In addition, the Board is responsive to changes in the general corporate governance environment.

Key Themes from Our Shareholder Outreach

Many of our shareholders have different methodologies and processes for evaluating compensation and governance programs. However, a number of common themes emerged during our discussions with shareholders, which included:

• Request for implementation of Proxy Access. Many of our shareholders expressed a desire for the Company to implement proxy access. In connection with our 2015 Annual Meeting, a shareholder proposal regarding proxy access received support

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	5

from shareholders holding approximately 63% of the Company’s shares represented at the meeting and entitled to vote on the matter. Our Board approved a Proxy Access Bylaw Amendment on December 9, 2015 which provided for a shareholder (or group of up to 20 shareholders) holding 3% or more of the common stock of the Company for a period of 3 years to nominate up to 20% of the number of directors serving on the Company’s Board, and such nominees shall be included with the Board’s nominees in the Company’s proxy materials. During our shareholder outreach, our shareholders generally expressed support for the 20 shareholder group and up to 20% of the board formulation.

• Request for additional detail regarding the experience and expertise of our directors with a focus on Board refreshment. Several of our shareholders have expressed interest in understanding the core competencies of our Board, particularly as we transition from a development company into an LNG operator. We have included tabular disclosure regarding the qualifications of our directors on page 8 of this Proxy Statement. Our Governance & Nominating Committee continues to review the qualifications of the Board for any gaps and is currently in the process of searching for a new Chief Executive Officer (who is also expected to serve as a director) with operational experience as well as strategic vision. In addition, in August of 2015, the Board appointed two new directors, Samuel Merksamer and Jonathan Christodoro, in connection with a Nomination and Standstill Agreement entered into as of August 21, 2015 among the Company, Icahn Capital LP and certain affiliates of Icahn Capital LP. In December 2015, the Company split the CEO and Chairman of the Board roles.

See page 33 of this Proxy Statement for a discussion regarding additional matters addressed with our shareholders in connection with our shareholder outreach program.

Actions Taken as a Result of Our Shareholder Outreach

Following our shareholder outreach in 2015 and 2016, the Governance and Nominating Committee and the Board reviewed and considered our shareholders’ feedback as part of its review and adoption of changes to our governance structure. The Board then took the following actions:

Action Taken	Description
Amended our Bylaws to Implement Proxy Access

• A shareholder (or group of up to 20 shareholders) holding 3% or more of the common stock of the Company for a period of 3 years may nominate up to 20% of the number of directors serving on the Company’s Board, and such nominees shall be included with the Board’s nominees in the Company’s proxy materials, subject to meeting the requirements set forth in the Company’s Bylaws.

Removed Third Party Director Compensation Disqualification Bylaw Provision

• A nominee director receiving third party compensation for service on our Board shall no longer disqualify such person from serving on our Board.

• Only disclosure of such third party compensation arrangements will be required.

Added New Directors	• In 2015, we added two new directors to the Board, Samuel Merksamer and Jonathan Christodoro.
Provided Detail regarding Director Experience and Expertise	• We have included detail regarding our directors’ core competencies on page 8 of this Proxy Statement.
Split the CEO/Chairman Roles

• In December 2015, the Company split the CEO and Chairman of the Board roles. Neal Shear currently serves as Interim CEO and President, and G. Andrea Botta serves as our Non-Executive Chairman of the Board.

See page 32 of this Proxy Statement for a discussion regarding actions taken by our Board with respect to compensation matters as a result of shareholder outreach.

6	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees

This year, there are ten nominees standing for election as directors at the Meeting. Below is a summary of our director nominees, including their committee memberships as of January 31, 2016. The Board, with assistance from the Governance and Nominating Committee, will evaluate and reassign committee memberships as needed following the Meeting and election of the director nominees. Detailed information about each director’s background, skills and expertise is provided below.

				Nominee Committee Memberships
Name Current Position	Age (as of June 2, 2016)	Director Since	Independent	Audit	Governance & Nominating	Compensation
Neal A. Shear Interim Chief Executive Officer & President Cheniere Energy, Inc. Partner Silverpeak Partners LP	62	2014	NO
Vicky A. Bailey President Anderson Stratton International, LLC	64	2006	YES	●	Chair
G. Andrea Botta Chairman of the Board Cheniere Energy, Inc. President Glenco LLC	63	2010	YES	●
Nuno Brandolini Former General Partner Scorpion Capital Partners, L.P.	62	2000	YES			Chair
Jonathan Christodoro Managing Director Icahn Capital LP	40	2015	YES		●
David I. Foley Senior Managing Director The Blackstone Group L.P.	48	2012	NO
David B. Kilpatrick President Kilpatrick Energy Group	66	2003	YES		●	●(1)
Samuel Merksamer Managing Director Icahn Capital LP	35	2015	YES	●		●
Donald F. Robillard, Jr. Executive Vice President, Chief Financial Officer and Chief Risk Officer Hunt Consolidated, Inc.	64	2014	YES	Chair
Heather R. Zichal Independent Energy Consultant	40	2014	YES		●	●

(1)	Mr. Kilpatrick rejoined the Compensation Committee in January 2016.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	7

Summary of Director Core Competencies

The following chart summarizes the core competencies currently represented on our Board.

There are ten nominees standing for election as directors at the Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the 2017 Annual Meeting of Shareholders and will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Each of the director nominees currently serves on the Board and has consented to serve as a director if elected or re-elected. Each of the director nominees was elected by the Company’s shareholders, other than Messrs. Christodoro and Merksamer, who were appointed in connection with a Nomination and Standstill Agreement entered into on August 21, 2015 among the Company, Icahn Capital LP and certain affiliates of Icahn Capital LP.

Directors are elected by a majority of votes cast with respect to such director nominee. Unless your proxy specifies otherwise, it is intended that the shares represented by your proxy will be voted for the election of these ten nominees. If you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on Proposal 1 to elect directors if the bank, broker or other holder of record does not receive voting instructions from you. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board is unaware of any circumstances likely to render any nominee unavailable.

The Board recommends a vote FOR the election of the ten nominees as directors of the Company to hold office for a one-year term expiring at the 2017 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Director Nominations and Qualifications

Director Nomination Policy and Procedures. Our Director Nomination Policy and Procedures is attached to the Governance and Nominating Committee’s written charter as Exhibit A, which is available on our website at www.cheniere.com. The Governance and Nominating Committee considers suggestions for potential director nominees to the Board from any source, including current members of the Board and our management, advisors and shareholders. The Governance and Nominating Committee evaluates potential nominees by reviewing their qualifications and any other information deemed relevant. Director nominees are recommended to the Board by the Governance and Nominating Committee.

The full Board will select and recommend candidates for nomination as directors for shareholders to consider and vote upon at the annual shareholders’ meeting. The Governance and Nominating Committee reviews and considers any candidates submitted by a shareholder or shareholder group in the same manner as all other candidates.

8	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum criteria for selection of members to serve on our Board include the following:

•	highest ethical standards and integrity;

•	high level of education and/or business experience;

•	broad-based business acumen;

•	understanding of the Company’s business and industry;

•	strategic thinking and willingness to share ideas;

•	loyalty and commitment to driving the success of the Company;

•	network of business and industry contacts; and

•	diversity of experiences, expertise and backgrounds among members of the Board.

Practices for Considering Diversity. The minimum criteria for selection of members to serve on our Board are designed to ensure that the Governance and Nominating Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the energy industry, finance, consulting, international affairs, public service, governance and regulatory compliance. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. These evaluations assess the diversity of talents, expertise, and occupational and personal backgrounds of the Board members.

Shareholder Nominations for Director. A shareholder of the Company who was a shareholder of record at the time the notice provided for below is delivered to the Corporate Secretary, who is entitled to vote at the meeting of shareholders called for the election of directors and upon such election or proposed business and who complies with the notice procedures set forth in our Bylaws may nominate candidates for election to the Board. Nominations made by a shareholder must be made by giving timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. However, if (and only if) the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice must include information about the shareholder and the nominee, as required by our Bylaws, which are available on our website at www.cheniere.com.

Director Nominations for Inclusion in Proxy Statement (Proxy Access). The Board recently amended our Bylaws to allow a shareholder, or group of up to 20 shareholders, owning at least 3% of the Company’s common stock for at least the prior three consecutive years (and meeting the other requirements set forth in our Bylaws), to nominate for election to our Board and inclusion in our proxy statement for our annual meeting of shareholders up to 20% of the number of directors serving on our Board. Notice must include all information formally stated in our Bylaws, which is available on our website at www.cheniere.com. In addition to complying with the other requirements set forth in our Bylaws, an eligible shareholder must provide timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. To be timely for purposes of Proxy Access, a shareholder’s notice must be delivered not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date that the Company first mailed its proxy statement to shareholders for the prior year’s annual meeting of shareholders. However, if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), notice must be given in the manner provided in our Bylaws by the later of the close of business on the date that is 180 days prior to such Other Meeting Date and the tenth day following the date on which public announcement of such Other Meeting Date is first made.

Director Qualifications. The Board has concluded that, in light of our business and structure, each of our director nominees possesses relevant experience, qualifications, attributes and skills and should continue to serve on our Board as of the date of this Proxy Statement. The primary qualifications of our directors are further discussed under “Director Biographies” below.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	9

Director Retirement Policy. The Board has adopted a mandatory director retirement policy that requires each director who has attained the age of 75 to retire from the Board at the annual meeting of shareholders of the Company held in the year at which his or her current term expires unless the Board determines such mandate for a particular director is not at the time in the best interests of the Company. The Board believes this policy will ensure a healthy rotation of directors, which will promote the continued influx of new ideas and perspectives to the Board.

Director Biographies

Neal A. Shear is the Interim Chief Executive Officer and President of the Company. Mr. Shear is currently a partner of Silverpeak Partners LP, a private investment company. Since December 2015, Mr. Shear has served as Chairman of the Board and Interim Chief Executive Officer of Cheniere Energy Partners GP, LLC, a wholly owned subsidiary of the Company and the general partner of Cheniere Energy Partners, L.P., a publicly-traded limited partnership that is operating the Sabine Pass LNG terminal. Since December 2015, Mr. Shear has also served as Chairman of the Board and Interim Chief Executive Officer and President of Cheniere Energy Partners LP Holdings, LLC, a publicly-traded subsidiary of Cheniere. Mr. Shear is also a manager and Chief Executive Officer of the general partner of Sabine Pass LNG, L.P. and Chief Executive Officer of Sabine Pass Liquefaction, LLC. Mr. Shear was the Chief Executive Officer of Higgs Capital Management, a commodity focused hedge fund until September 2014. Prior to Higgs Capital Management, Mr. Shear served as Global Head of Securities at UBS Investment Bank from January 2010 to March of 2011. From May 2008 to December 2009, Mr. Shear was a Partner at Apollo Global Management, LLC, where he served as the Head of the Commodities Division. Prior to Apollo Global Management, Mr. Shear spent 26 years at Morgan Stanley serving in various roles including Head of the Commodities Division, Global Head of Fixed Income, Co-Head of Institutional Sales and Trading, and Chair of the Commodities Business. He currently serves on the Advisory Board of Green Key Technologies, a financial Voice over Internet Protocol (VoIP) technology company. Mr. Shear received a B.S. from the University of Maryland, Robert H. Smith School of Business Management in 1976 and an M.B.A. from Cornell University, Johnson School of Business in 1978.

Skills and Qualifications: Mr. Shear brings a unique financial and trading perspective to our Board based on his more than 30 years of experience managing commodity activity and investments.

G. Andrea Botta is the Chairman of the Board and a member of our Audit Committee. Mr. Botta has served as President of Glenco LLC, (“Glenco”) a private investment company since February 2006. Prior to joining Glenco, Mr. Botta served as Managing Director of Morgan Stanley from 1999 to February 2006. Before joining Morgan Stanley, he was President of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc. He currently serves on the board of directors of Graphic Packaging Holding Company. Mr. Botta earned a degree in Economics and Business administration from the University of Torino in 1976.

Skills and Qualifications: Mr. Botta brings a unique international perspective to our Board and significant financial expertise. He has over 30 years of investing experience primarily in private equity investing.

Vicky A. Bailey is the Chairman of our Governance and Nominating Committee and a member of our Audit Committee. Since November 2005, Ms. Bailey has been President of Anderson Stratton International, LLC, a strategic consulting and government relations company in Washington, D.C. She was a partner with Johnston & Associates, LLC, a public relations firm in Washington, D.C., from March 2004 through October 2005. Prior to joining Johnston & Associates, LLC, Ms. Bailey served as Assistant Secretary for the Office of Policy and International Affairs from 2001 through February 2004. From 2000 until May 2001, she was President and a director of PSI Energy, Inc., the Indiana electric utility subsidiary of Cinergy Corp. Prior to joining PSI Energy, Ms. Bailey was a Commissioner on the Federal Energy Regulatory Commission beginning in 1993. Ms. Bailey currently serves as a director of EQT Corporation, a publicly-traded integrated energy company and Cleco Corp., a publicly-traded energy services company. In January 2010, Ms. Bailey was appointed as a member of the Secretary of Energy’s Blue Ribbon Commission on America’s Nuclear Future. She received a B.S. in industrial Management from Purdue University and completed the Advanced Management Program at The Wharton School in 2013.

Skills and Qualifications: Ms. Bailey has extensive knowledge of the energy industry, including significant experience with the Federal Energy Regulatory Commission, and government and public relations. She brings a diverse perspective to our Board based on her experience as a strategic consultant, a former energy executive and having served as Assistant Secretary for the Office of Policy and International Affairs.

Nuno Brandolini is the Chairman of our Compensation Committee. Mr. Brandolini was a general partner of Scorpion Capital Partners, L.P., a private equity firm organized as a small business investment company, until June 2014. Prior to forming Scorpion Capital and its predecessor firm, Scorpion Holding, Inc., in 1995, Mr. Brandolini served as Managing Director of Rosecliff, Inc., a

10	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

leveraged buyout fund co-founded by Mr. Brandolini in 1993. Prior to 1993, Mr. Brandolini was a Vice President in the investment banking department of Salomon Brothers, Inc., and a Principal with the Batheus Group and Logic Capital, two venture capital firms. Mr. Brandolini began his career as an investment banker with Lazard Freres & Co. Mr. Brandolini currently serves as a director of Lilis Energy, Inc., an oil and gas exploration and production company. Mr. Brandolini received a law degree from the University of Paris and an M.B.A. from the Wharton School.

Skills and Qualifications: Mr. Brandolini brings a unique financial perspective to our Board based on his extensive experience as an investment banker and having actively managed private equity investments for almost 20 years.

Jonathan Christodoro is a member of our Governance and Nominating Committee. Mr. Christodoro has served as a Managing Director of Icahn Capital LP since July 2012. He currently serves as a director on the boards of PayPal Holdings, Inc., Herbalife Ltd., Lyft, Inc., American Railcar Industries, Inc., and Enzon Pharmaceuticals, Inc.

Skills and Qualifications: Mr. Christodoro brings experience to our Board as a Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P.

David I. Foley is a director of the Company. Mr. Foley is a Senior Managing Director in the Private Equity Group of The Blackstone Group L.P., an investment and advisory firm (“Blackstone”), and Chief Executive Officer of Blackstone Energy Partners L.P. Prior to joining Blackstone in 1995, Mr. Foley was an employee of AEA Investors Inc., a private equity investment firm, from 1991 to 1993 and a consultant with The Monitor Company, a business management consulting firm, from 1989 to 1991. Mr. Foley currently serves as a director of Kosmos Energy Ltd. and previously served on the board of directors of PBF Energy, Inc. Mr. Foley’s appointment to the Board was made pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC (“Cheniere Partners GP”), Blackstone CQP Holdco, LP (“Blackstone Holdco”) and various other related parties in connection with Blackstone Holdco’s purchase of Class B units in Cheniere Energy Partners, L.P. (“Cheniere Partners”). Mr. Foley received a B.A. and an M.A. in Economics from Northwestern University and an M.B.A. from Harvard Business School.

Skills and Qualifications: Mr. Foley brings a unique financial perspective to our Board based on his extensive experience having actively managed private equity investments for over 20 years.

David B. Kilpatrick is a member of our Governance & Nominating Committee and Compensation Committee. Mr. Kilpatrick previously served as our Lead Director from June 2015 to January 2016. Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry. He has been the President of Kilpatrick Energy Group, which invests in oil and gas ventures and provides executive management consulting services, since 1998. Mr. Kilpatrick has served on the board of directors and is Chairman of the Compensation and Governance Committee of the general partner of Breitburn Energy Partners, L.P., since 2008. Since 2011, Mr. Kilpatrick has served on the Board of Managers of Woodbine Holdings, LLC, a privately held company engaged in the acquisition, development and production of oil and natural gas properties in Texas. In May 2013, he was elected Chairman of the Board of Applied Natural Gas Fuels, Inc., a publicly-traded producer and distributor of liquefied natural gas fuel for the transportation and industrial markets. He also served on the board of directors of PYR Energy Corporation, a publicly-traded oil and gas exploration and production company, from 2001 to 2007 and of Whittier Energy Corporation, a publicly-traded oil and gas field exploration services company, from 2004 to 2007. He was the President and Chief Operating Officer for Monterey Resources, Inc., an independent oil and gas company, from 1996 to 1998 and held various positions as Santa Fe Energy Resources, an oil and gas production company, from 1983 to 1996. Mr. Kilpatrick received a B.S. in Petroleum Engineering from the University of Southern California and a B.A. in Geology and Physics from Whittier College.

Skills and Qualifications: Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry and brings significant executive-level and consulting experience in the oil and gas industry to our Board.

Samuel Merksamer is a member of our Compensation Committee and Audit Committee. Mr. Merksamer has served as a Managing Director of Icahn Capital LP, since May 2008. He currently serves as a director on the boards of Transocean Partners LLC, Hertz Global Holdings, Inc., Transocean Ltd. and Navistar International Corporation.

Skills and Qualifications: Mr. Merksamer brings experience to our Board as a Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P.

Donald F. Robillard, Jr. is the Chairman of our Audit Committee. Mr. Robillard is the Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc., a private holding company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and ranching. Mr. Robillard began his association with Hunt Consolidated in 1983 and has held his current position since July 2015. Mr. Robillard is currently on the board of directors of Helmerich & Payne, Inc., a publicly-traded oil and gas drilling company. He is a Certified Public Accountant, and a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the National Association of Corporate Directors. Mr. Robillard received a B.B.A. from the University of Texas, Austin.

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Skills and Qualifications: Mr. Robillard has over 40 years of experience in the oil and gas industry and over 25 years of senior management experience. Mr. Robillard brings significant executive-level experience in the oil and gas industry, including experience with project financing for LNG facilities.

Heather R. Zichal is a member of our Governance and Nominating Committee and Compensation Committee. Ms. Zichal is currently an independent energy consultant. Ms. Zichal previously served as the Deputy Assistant to the President for Energy and Climate Change from January 2009 to November 2013. Prior to serving as Deputy Assistant to the President for Energy and Climate Change, Ms. Zichal served as the Energy and Environmental Policy Director to the 2008 Obama presidential campaign. She previously served as the Legislative Director to Senator John Kerry after managing energy and environmental issues in his 2004 presidential campaign. Prior to this, Ms. Zichal served as Legislative Director for Reps. Frank Pallone (D-NJ) and Rush Holt (D-NJ). Ms. Zichal received a B.S. in Environmental Policy and Science from Rutgers University.

Skills and Qualifications: Ms. Zichal has extensive knowledge of the domestic and global energy markets as well as the U.S. regulatory environment. She brings a diverse perspective about the energy industry to our Board, having served in significant government positions during her career.

12	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

GOVERNANCE INFORMATION

Corporate Governance Overview

Cheniere is committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced directors the structure necessary to provide oversight, advice and counsel to Cheniere.

Listed below are facts about our Board and governance structure.

Board and Governance Information		Board and Governance Information
Size of Board as of April 4, 2016	10	Independent Directors Meet Without Management Present	Yes
Number of Independent Directors as of April 4, 2016	8	Annual Board and Committee Evaluations	Yes
Average Age of Directors (as of June 2, 2016)	54	Succession Planning and Implementation Process	Yes
Board Meetings Held in 2015 (attendance at Board and committee meetings averaged 91%)	11	Codes of Conduct for Directors, Officers and Employees	Yes
Annual Election of Directors	Yes	Board Risk Oversight	Yes
Mandatory Retirement Age	75	Stock Ownership Guidelines for Directors and Executive Officers	Yes
Board Diversity	Yes	Prohibition on Hedging and “Short Sales” or “Sales Against the Box”	Yes
Majority Voting in Director Elections	Yes	Executive Compensation Pay for Performance Metrics	Yes
Non-Executive Chairman of the Board / Lead Independent Director	Yes	Separate Chairman of the Board and CEO	Yes
Prohibition on Pledging Company Securities (effective September 5, 2016)	Yes

Corporate Governance Highlights

Proxy Access

In December 2015, our Board amended our Bylaws to provide for proxy access, enabling eligible Cheniere shareholders to include their own director nominee in the Company’s proxy materials along with candidates nominated by our Board. Our Board adopted the amendments following thoughtful discussions with shareholders regarding the evolving role of proxy access and shareholder approval of a non-binding proposal requesting amendment of our Bylaws to adopt proxy access.

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Board Committee Membership

The following chart shows the fiscal year 2015 membership and chairpersons of our Board committees, committee meetings held, and committee member attendance as a percentage of meetings eligible to attend. The current Chair of each Board committee is indicated in the chart below.

	Number of meetings held	Shear	Bailey	Botta	Brandolini	Carney[1]	Christodoro[2]	Deutch[1]	Foley	Foutch[1]	Hoenmans[1]	Kilpatrick	Merksamer[2]	Robillard	Souki	Zichal
Audit	8	100%	100%	88%	—	100%	—	—	—	—	100%	—	100%	100% Chair	—	100%
Governance and Nominating	5	—	100% Chair	100%	—	—	100%	100%	—	0%	100%	100%		—	—	100%
Compensation	9	100%	100%	—	100% Chair	100%	—	—	—	20%	—	100%	100%	—	—	100%
(1)	Messrs. Carney, Deutch, Foutch and Hoenmans served as members of the Board until the 2015 Annual Meeting of Shareholders.

(2)	Messrs. Christodoro and Merksamer joined the Board in August 2015.

Director Independence

The Board determines the independence of each director and nominee for election as a director in accordance with the rules and regulations of the SEC and the NYSE MKT LLC independence standards, which are listed below. The Board also considers relationships that a director may have:

•	as a partner, shareholder or officer of organizations that do business with or provide services to Cheniere;

•	as an executive officer of charitable organizations to which we have made or make contributions; and

•	that may interfere with the exercise of a director’s independent judgment.

The NYSE MKT LLC independence standards state that the following list of persons shall not be considered independent:

•	a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

•	a director who accepts, or has an immediate family member who accepts, any compensation from the Company or any parent or subsidiary of the Company in excess of $120,000 during any period of twelve consecutive months within the past three years, other than compensation for Board or committee services, compensation paid to an immediate family member who is a non-executive employee of the Company, compensation received for former service as an interim executive officer provided the interim service did not last longer than one year, benefits under a tax-qualified retirement plan or non-discretionary compensation;

•	a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;

•	a director who is, or has an immediate family member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

•	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executive officers serve on the compensation committee of such other entity; or

•	a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

As of March 2016, the Board determined that Messrs. Botta, Brandolini, Christodoro, Kilpatrick, Merksamer and Robillard, and Mses. Bailey and Zichal are independent, and none of them has a relationship that may interfere with the exercise of his or her independent judgment. Mr. Shear was independent until he became our Interim CEO and President in December 2015.

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Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. Mr. Botta serves as the Non-Executive Chairman of the Board. Mr. Shear serves as Interim CEO and President.

Prior to splitting the CEO and Chairman of the Board roles in December 2015, Mr. Souki served in the combined role of Chairman of the Board and Chief Executive Officer. The Company has in place strong governance mechanisms to ensure the continued accountability of the Chief Executive Officer to the Board and to provide strong independent leadership, including the following:

•	the Board appointed a Lead Director to provide independent leadership to the Board, to ensure that the Board operates independently of management and that directors have an independent leadership contact (which responsibilities have now been assumed by the independent Non-Executive Chairman of the Board);

•	each of the Board’s standing committees, including the Audit, Compensation and Governance and Nominating Committees, are comprised of and chaired solely by non-employee directors who meet the independence requirements under the NYSE MKT LLC listing standards and the SEC;

•	the independent directors of the Board, along with the Compensation Committee, evaluate the Chief Executive Officer’s performance and determine his compensation;

•	the independent directors of the Board meet in executive sessions without management present and have the opportunity to discuss the effectiveness of the Company’s management, including the Chief Executive Officer, the quality of the Board meetings and any other issues and concerns; and

•	the Governance and Nominating Committee has oversight of succession planning, both planned and emergency, and the Board has approved an emergency Chief Executive Officer succession process.

The Board believes that its leadership structure assists the Board’s role in risk oversight. See the discussion on the “Board’s Role in Risk Oversight” below. The Board determined to separate the role of Chief Executive Officer and Chairman of the Board in December 2015.

Non-Executive Chairman of the Board. In December 2015, the Board split the roles of the Chief Executive Officer and the Chairman of the Board. The Non-Executive Chairman of the Board position is now held by G. Andrea Botta, an independent director. The Board has appointed the independent Chairman of the Board to provide independent leadership to the Board. The Non-Executive Chairman of the Board role provides for the Board to operate independently of management with the Non-Executive Chairman of the Board providing an independent leadership contact to the other directors. The responsibilities of the Lead Director were formally adopted by the Board and have now been assumed by the Non-Executive Chairman of the Board. The responsibilities of the Non-Executive Chairman of the Board are set out in a Non-Executive Chairman of the Board Charter (adopted by the Board in March 2016). These responsibilities include the following:

•	preside at all meetings of the Board, including executive sessions of the independent directors;

•	call meetings of the Board and meetings of the independent directors, as may be determined in the discretion of the Non-Executive Chairman of the Board;

•	work with the Chief Executive Officer and the Corporate Secretary regarding the schedule of Board meetings to assure that the directors have sufficient time to discuss all agenda items;

•	prepare the Board agendas in coordination with the Chief Executive Officer and the Corporate Secretary;

•	advise the Chief Executive Officer of any matters that the Non-Executive Chairman of the Board determines should be included in any Board meeting agenda;

•	advise the Chief Executive Officer as to the quality, quantity, appropriateness and timeliness of the flow of information from the Company’s management to the Board;

•	recommend to the Board the retention of consultants who report directly to the Board;

•	act as principal liaison between the directors and the Chief Executive Officer on all issues, including, but not limited to, related party transactions;

•	in the discretion of the Non-Executive Chairman of the Board, participate in meetings of the committees of the Board;

•	in the absence of the Chief Executive Officer or as requested by the Board, act as the spokesperson for the Company; and

•	be available, if requested, for consultation and direct communication with major shareholders of the Company.

Board’s Role in Risk Oversight. Risks that could affect the Company are an integral part of Board and committee deliberations throughout the year. The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating

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these risks. In addition to the Board’s oversight responsibility, the committees of the Board consider the risks within their areas of responsibility. The Board and its committees receive regular reports directly from members of management who are responsible for oversight of particular risks within the Company. The Audit Committee discusses with management the Company’s major financial and risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Board and its committees regularly discuss the risks related to the Company’s business strategy at their meetings.

Corporate Social Responsibility and Political Contributions

Health, Safety and the Environment

At Cheniere, sustainability and social responsibility are core requirements for the success of our business. It is Cheniere’s policy to protect the health and safety of our employees, contractors, visitors, and host community residents as well as prevent impacts to the environment in all aspects of executing our business strategy. Our commitment to promote the health and safety of contractors and employees, to preserve the environment, and to contribute to the long-term strength of the communities where we do business (otherwise known as our License to Operate), and our commitment to sustainable operations and development will ensure strong economic value for all stakeholders. Cheniere’s management accomplishes this objective by providing a clear strategic plan that integrates occupational health and safety, process safety, integrity management, and environmental stewardship into all business decisions and operations. Below are some examples of the steps we have taken towards upholding these values:

✓	Upholding our Corporate Health, Safety and Environmental (“HSE”) Policy

✓	Operationalizing our core values: Integrity, Teamwork, Responsibility, Agility, and Dedication

✓	Promoting a strong HSE culture through every level of the organization

✓	Setting HSE performance objectives and commitments

✓	Complying with all applicable HSE standards and procedures

✓	Committing to eight life-critical safety rules that aim to reduce risks and maintain a safe work environment, otherwise known as the Cheniere Life Saving Rules

✓	Continually training and educating our employees and contractors on their responsibility to identify work that is unsafe or environmentally unsound and to help mitigate potential negative impacts

Political Contributions

It is Cheniere’s policy that Company funds or assets shall not be used to make a political contribution to any political party or candidate, unless approval has been given by a compliance officer.

The Cheniere Energy, Inc. Political Action Committee (“Cheniere PAC”) is a forum for employees to voluntarily contribute to a fund that supports the election of candidates to Congress that support the principles of free enterprise, good government, a fair and reasonable business environment for the energy industry and that share the Company’s philosophy that energy diversity advances overall energy security. Decisions about contributions to specific federal candidates are made by members of the Cheniere PAC board, with input from the Company’s government affairs staff in Washington, D.C. Cheniere employees, through the Cheniere PAC, contributed $180,900 in 2015 to the election of candidates from both parties to Congress.

Meetings and Committees of the Board

Our operations are managed under the broad supervision and direction of the Board, which has the ultimate responsibility for the establishment and implementation of the Company’s general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board functions are discharged by the Board’s standing Audit, Governance and Nominating and Compensation Committees. Members of the Audit, Governance and Nominating and Compensation Committees for a given year are selected by the Board following the annual shareholders’ meeting. During the fiscal year ended December 31, 2015, our Board held 11 meetings. Each incumbent member of the Board attended or participated in at least 75% of the aggregate number of (i) Board meetings and (ii) committee meetings held by each committee of the Board on which the director served during the period for which each director served. Although directors are not required to attend annual shareholders’ meetings, they are encouraged to attend such meetings. At the 2015 Annual Meeting of Shareholders, 12 of the 13 members of the Board then serving were present.

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Committee Membership (* indicates Chairman of Committee) as of January 31, 2016:

Audit Committee	Governance and Nominating Committee	Compensation Committee
Vicky A. Bailey	Vicky A. Bailey*	Nuno Brandolini*(2)
G. Andrea Botta	Jonathan Christodoro(1)	Samuel Merksamer(1)
Donald F. Robillard, Jr.*	David B. Kilpatrick	Heather R. Zichal
Samuel Merksamer(1)	Heather R. Zichal	David B. Kilpatrick(3)
(1)	Appointed in August 2015.

(2)	Became Chairman of the Compensation Committee in December 2015.

(3)	Reappointed to the Compensation Committee in January 2016.

Audit Committee

Each member of the Audit Committee has been determined by the Board to be “independent” as defined by the NYSE MKT LLC listing standards and by the SEC, and as of March 2016, the Board has determined that Mr. Botta and Mr. Robillard are each an “audit committee financial expert”, as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held 8 meetings during the fiscal year ended December 31, 2015.

The Audit Committee has a written charter, which is available on our website at www.cheniere.com. The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee assists the Board in overseeing:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent auditor;

•	our internal audit function and systems of internal controls over financial reporting and disclosure controls and procedures; and

•	compliance by the Company with legal and regulatory requirements.

The Audit Committee maintains a channel of communication among the independent auditor, principal financial and accounting officers, director-internal audit, compliance officer and the Board concerning our financial and compliance position and affairs. The Audit Committee has and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities and has sole authority to select and retain the independent auditor and authority to engage and determine funding for independent legal, accounting or other advisers. The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations.

Governance and Nominating Committee

Each member of the Governance and Nominating Committee has been determined by the Board to be “independent” as defined by the NYSE MKT LLC listing standards and by the SEC. The Governance and Nominating Committee held 5 meetings during the fiscal year ended December 31, 2015.

The Governance and Nominating Committee has a written charter, which is available on our website at www.cheniere.com. The Governance and Nominating Committee is appointed by the Board to develop and maintain the Company’s corporate governance policies. The Governance and Nominating Committee also oversees our Director Nomination Policy and Procedures. The Governance and Nominating Committee has the following duties and responsibilities, among others:

•	develop a process, subject to approval by the Board, for an evaluation of the Board and its committees and oversee the conduct of this annual evaluation;

•	identify, recruit and evaluate individuals qualified to serve on the Board in accordance with the Company’s Director Nomination Policy and Procedures and to recommend that the Board select and approve director nominees to be considered for election at the Company’s annual meeting of shareholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board;

•	identify, at least annually, members of the Board to serve on each Board committee and as chairman and recommend each such member and chairman to the Board for approval;

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•	assist the Board in evaluating and determining director independence under applicable laws, rules and regulations, including the rules and regulations of the NYSE MKT LLC;

•	develop and maintain policies and procedures with respect to the evaluation of the performance of the Chief Executive Officer;

•	review periodically the size of the Board and the structure, composition and responsibilities of the committees of the Board to enhance continued effectiveness;

•	review, at least annually, director compensation for service on the Board and Board committees, including committee chairmen compensation, and recommend any changes to the Board;

•	review, at least annually, the Company’s policies and practices relating to corporate governance and, when necessary or appropriate, recommend any proposed changes to the Board for approval;

•	provide oversight of a process by each committee of the Board to review, at least annually, the applicable charter of such committee and, when necessary or appropriate, recommend changes in such charters to the Board for approval; and

•	along with the independent directors of the Board, develop and maintain policies and principles with respect to the search for and evaluation of potential successors to the Chief Executive Officer, and maintain a succession plan in accordance with such policies.

Compensation Committee

Each member of the Compensation Committee has been determined by the Board to be “independent” as defined by the NYSE MKT LLC listing standards and by the SEC. The Compensation Committee held 9 meetings during the fiscal year ended December 31, 2015. The Compensation Committee reviews and approves the compensation policies, practices and plans of the Company pursuant to a written charter, which is available on our website at www.cheniere.com. The Chairman of the Compensation Committee, in consultation with other Compensation Committee members, members of management and the independent compensation consultant, determines the agenda and dates of Compensation Committee meetings.

The Compensation Committee’s charter is reviewed annually. Changes to the charter must be approved by the Board on the recommendation of the Compensation Committee. The charter provides that the Compensation Committee has the sole authority to retain, oversee and terminate any compensation consultant, independent legal counsel or other adviser engaged to assist in the evaluation of compensation of directors and executive officers of the Company, including the sole authority to approve such adviser’s fees and other retention terms. Pursuant to the charter, the Compensation Committee has the following duties and responsibilities, among others:

•	review and approve corporate goals and objectives for performance-based compensation for the Chief Executive Officer and other executive officers;

•	review and recommend to the Board for approval the maximum amount of performance-based compensation for the Chief Executive Officer and other executive officers for a defined performance period;

•	review and recommend to the Board for approval performance-based compensation, if any, for the Chief Executive Officer and other executive officers based on the established corporate goals and objectives for the completed performance period;

•	review and recommend to the Board for approval the compensation level for the Chief Executive Officer and other executive officers based on the Committee’s evaluations;

•	assess the ongoing competitiveness of the total executive compensation package and review existing cash-based and equity-based compensation plans;

•	review and recommend to the Board for approval all new cash-based, equity-based and performance-based compensation plans and all modifications to existing compensation plans;

•	review and discuss the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information and recommend that the CD&A and related executive compensation information be included in the Company’s proxy statement and annual report on Form 10-K, as required by the rules and regulations of the SEC;

•	approve the Compensation Committee Report on executive officer compensation included in the Company’s proxy statement or annual report on Form 10-K, as required by the rules and regulations of the SEC;

•	review and recommend to the Board for approval the frequency with which the Company will conduct say-on-pay votes, taking into account the results of the most recent shareholder advisory vote on frequency of say-on-pay votes required by the rules and regulations of the SEC, and review and approve the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in the Company’s proxy statement;

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•	review and recommend to the Board for approval any employment agreements, severance agreements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers;

•	review and recommend to the Board for approval new-hire and promotion compensation arrangements for executive officers;

•	administer the Company’s stock plans and grant awards under the stock plans or delegate that responsibility to the Equity Grant Committee or a committee of the Board; and

•	review the Company’s executive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss, at least annually, the relationship between risk management policies and practices and executive compensation and evaluate executive compensation policies and practices that may mitigate any such risk.

Review of Compensation Risk

The Compensation Committee considered the risks associated with our compensation policies and practices in 2015. The Compensation Committee concluded that our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company and did not include risk-taking incentives or encourage our employees, including our executive officers, to take excessive risks in order to receive larger awards. As part of this analysis, the Compensation Committee considered the individual components of our executive officers’ compensation, the performance measures required to be achieved to earn cash bonus and equity awards and the vesting schedule of the equity awards. In concluding that our incentive plans do not promote excessive risk, the Compensation Committee considered the following factors, among others:

•	A significant portion of our executive officers’ compensation is tied to developmental, operating and corporate performance goals and the achievement of the performance goals is conducted in accordance with the Company’s Risk Policy approved by the Board.

•	Our executive officer and non-employee director stock ownership requirements tie our executive officers’ compensation to the stock value of the Company and our shareholders’ interests and subject our executive officers to share ownership and retention guidelines.

•	Our compensation program design provides a mix of annual and longer-term incentives and performance measures.

•	Our compensation mix is not overly weighted toward annual incentives.

•	We do not maintain highly leveraged payout curves and uncapped payouts, nor do we maintain steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

•	All employees participate in the same annual bonus and long-term incentive plans.

•	We currently do not grant stock options.

•	The Compensation Committee has downward discretion over incentive program payouts.

•	Compliance and ethical behaviors are integral factors considered in all performance assessments.

•	The Company’s Policy on Insider Trading and Compliance prohibits executive officers from hedging and effecting short sales of the Company’s stock.

Code of Conduct and Ethics and Corporate Governance Guidelines

Our Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, is available on the Company’s website at www.cheniere.com.

Our Board adopted Corporate Governance Guidelines in March 2016. Our Corporate Governance Guidelines set out the material corporate practices that the Board has implemented which serve the best interests of the Company and its shareholders. Our Corporate Governance Guidelines are available on the Company’s website at www.cheniere.com.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	19

Compensation Committee Interlocks and Insider Participation

Mr. Shear served as a member of our Compensation Committee prior to and up until his appointment as an officer of Cheniere in December 2015. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Director Compensation

The compensation earned by or paid to our directors for the year ended December 31, 2015, is set forth in the following table:

Director Compensation Table for Fiscal Year 2015
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vicky A. Bailey(2)	$95,000	$95,015	—	—	—	—	$190,015
G. Andrea Botta(3)	$98,237	$90,025	—	—	—	—	$188,262
Nuno Brandolini(4)	$91,098	$90,025	—	—	—	—	$181,123
Keith Carney(5)(6)	—	—	—	—	—	$1,851	$1,851
Jonathan Christodoro(7)	$24,167	$72,520	—	—	—	—	$96,687
John Deutch(6)	$47,500	—	—	—	—	—	$47,500
David I. Foley(8)	—	$180,051	—	—	—	—	$180,051
Randy Foutch(6)	—	—	—	—	—	—	—
Paul Hoenmans(6)	$45,000	—	—	—	—	—	$45,000
David B. Kilpatrick(9)	—	$200,009	—	—	—	—	$200,009
Samuel Merksamer(10)	—	$145,040	—	—	—	—	$145,040
Donald A. Robillard, Jr.(11)	—	$200,009	—	—	—	—	$200,009
Neal A. Shear(12)	—	$200,009	—	—	—	—	$200,009
Charif Souki(13)	$9,884	—	—	—	—	—	$9,884
Heather R. Zichal(14)	$90,000	$90,025	—	—	—	—	$180,025
(1)	For Mses. Bailey and Zichal and Messrs. Botta, Brandolini, Foley, Kilpatrick, Robillard and Shear, the amounts in this column reflect the grant date fair values ($72.31) of awards made on June 11, 2015. For Messrs. Christodoro and Merksamer, the amounts in this column reflect the grant date fair value ($61.93) of awards made on August 21, 2015.

(2)	Ms. Bailey was granted 1,313 shares of restricted stock on June 11, 2015, with a grant date fair value of $95,015. As of December 31, 2015, she held a total of 25,000 stock options and 4,313 shares of restricted stock.

(3)	Mr. Botta was granted 1,245 shares of restricted stock on June 11, 2015, with a grant date fair value of $90,025. As of December 31, 2015, he held a total of 4,245 shares of restricted stock. Mr. Botta will receive $75,000 for his service as Non-Executive Chairman from December 12, 2015 through the Meeting, a pro rata portion of which is included in the above table.

(4)	Mr. Brandolini was granted 1,245 shares of restricted stock on June 11, 2015, with a grant date fair value of $90,025. As of December 31, 2015, he held a total of 4,245 shares of restricted stock. Mr. Brandolini will receive $10,000 for his service as Chairman of the Compensation Committee from December 12, 2015 through the Meeting, a pro rata portion of which is included in the above table.

(5)	Mr. Carney had use of a parking space at the Company’s headquarters during 2015. The parking expense was $1,851.

(6)	Messrs. Carney, Deutch, Foutch and Hoenmans served as members of the Board until the 2015 Annual Meeting of Shareholders, and all of their outstanding shares of restricted stock became fully vested upon their departure from the Board.

20	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

(7)	Mr. Christodoro was granted 1,171 shares of restricted stock on August 21, 2015, with a grant date fair value of $72,520. As of December 31, 2015, he held a total of 1,171 shares of restricted stock.

(8)	For the period from the 2015 Annual Meeting of Shareholders through the Meeting, Mr. Foley elected to receive payment of compensation 100% in restricted stock. Mr. Foley was granted 2,490 shares of restricted stock on June 11, 2015, with a grant date fair value of $180,051. Mr. Foley is an employee of Blackstone and, pursuant to arrangements between Mr. Foley and Blackstone, is required to transfer to Blackstone any and all compensation received in connection with his directorship for any company Blackstone invests in or advises.

(9)	For the period from the 2015 Annual Meeting of Shareholders through the Meeting, Mr. Kilpatrick elected to receive payment of compensation 100% in restricted stock. Mr. Kilpatrick was granted 2,766 shares of restricted stock on June 11, 2015, with a grant date fair value of $200,009. As of December 31, 2015, he held a total of 5,766 shares of restricted stock.

(10)	For the period from the 2015 Annual Meeting of Shareholders through the Meeting, Mr. Merksamer elected to receive payment of compensation 100% in restricted stock. Mr. Merksamer was granted 2,342 shares of restricted stock on August 21, 2015, with a grant date fair value of $145,040. As of December 31, 2015, he held a total of 2,342 shares of restricted stock.

(11)	For the period from the 2015 Annual Meeting of Shareholders through the Meeting, Mr. Robillard elected to receive payment of compensation 100% in restricted stock. Mr. Robillard was granted 2,766 shares of restricted stock on June 11, 2015, with a grant date fair value of $200,009. As of December 31, 2015, he held a total of 5,592 shares of restricted stock.

(12)	For the period from the 2015 Annual Meeting of Shareholders through the Meeting, Mr. Shear elected to receive payment of compensation 100% in restricted stock. Mr. Shear was granted 2,766 shares of restricted stock on June 11, 2015, with a grant date fair value of $200,009. As of December 31, 2015, he held a total of 5,592 shares of restricted stock. This table only includes the awards Mr. Shear received in his role as a director during 2015, prior to becoming Interim Chief Executive Officer and President. Additionally, Mr. Shear entered into a compensatory arrangement on December 18, 2015. Please see the footnotes to the “Summary Compensation Table” on page 46 of this Proxy Statement and “Compensatory Arrangement with Interim Chief Executive Officer and President” on page 34 of this Proxy Statement.

(13)	Charif Souki served as an executive officer of the Company until December 12, 2015. Mr. Souki received additional compensation for his role as Chief Executive Officer and President prior to his termination on December 12, 2015. Please see the footnotes to the “Summary Compensation Table” beginning on page 46 of this Proxy Statement and “Potential Payments Upon Termination or Change-in-Control” beginning on page 54 of this Proxy Statement. Mr. Souki was to receive $90,000 for his service as a non-employee director from December 12, 2015 through the Meeting, but tendered his resignation as a director on February 12, 2016 and received a prorated amount of $32,254. The prorated portion of his director fee earned for 2015 is included in the above table.

(14)	Ms. Zichal was granted 1,245 shares of restricted stock on June 11, 2015, with a grant date fair value of $90,025. As of December 31, 2015, she held a total of 4,071 shares of restricted stock.

During the fiscal year ended December 31, 2015, the Board approved annual compensation to each non-employee director for his or her service for the period from the 2015 Annual Meeting of Shareholders through the Meeting. The Board also awarded the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Lead Director additional compensation of $20,000 each and the Chairman of the Governance and Nominating Committee additional compensation of $10,000 for the additional time required to perform their responsibilities. For 2015, the non-employee directors’ annual compensation was payable on June 11, 2015, the date of the 2015 Annual Meeting of Shareholders. In order to provide the directors some flexibility on the type and timing of the compensation, directors were given the option to elect payment of such amounts 100% in restricted stock or 50% in restricted stock and 50% in cash. Cash payments are made quarterly. The number of shares of restricted stock issued was determined based on the closing price of the Company’s common stock as reported by the NYSE MKT LLC on the date payable (for June 11, 2015: $72.31). The directors’ restricted stock vests on the earlier of (i) the day immediately prior to the date of the Company’s regular annual meeting of shareholders in the calendar year next following the calendar year in which the date of the grant occurs and (ii) the first anniversary of the date of grant. In December 2015 in connection with their appointments, the Board awarded (i) Mr. Botta $75,000 for a partial year of service as Non-Executive Chairman of the Board, (ii) Mr. Brandolini $10,000 for a partial year of service as Chairman of the Compensation Committee and (iii) Mr. Souki $90,000 for a partial year of service as a non-employee director (which amount was prorated as a result of Mr. Souki’s resignation as a director on February 12, 2016), in each case for service through the Meeting.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	21

MANAGEMENT

Executive Officers

The following table sets forth the names, ages and positions of each of our executive officers, as of April 4, 2016, all of whom serve at the request of the Board and are subject to annual appointment by the Board:

Name	Age	Position
Neal A. Shear	61	Director, Interim Chief Executive Officer and President
Meg A. Gentle	41	Executive Vice President—Marketing
R. Keith Teague	51	Executive Vice President—Asset Group
Jean Abiteboul	64	Senior Vice President—International
Anatol Feygin	47	Senior Vice President—Strategy and Corporate Development
Katie Pipkin	46	Senior Vice President—Business Development and Communications
Greg W. Rayford	48	Senior Vice President and General Counsel
Michael J. Wortley	39	Senior Vice President and Chief Financial Officer

Neal A. Shear is currently Interim Chief Executive Officer and President. Further information regarding Mr. Shear is provided above under “Director Biographies.”

Meg A. Gentle has served as Executive Vice President-Marketing since February 2014 and served as Senior Vice President-Marketing from June 2013 to February 2014. She previously served as Senior Vice President and Chief Financial Officer from March 2009 to June 2013. Prior to March 2009, she served as Senior Vice President-Strategic Planning & Finance since February 2008. Prior to February 2008, she served as Vice President of Strategic Planning since September 2005 and Manager of Strategic Planning since June 2004. Prior to joining Cheniere, Ms. Gentle spent eight years in energy market development, economic evaluation and long-range planning. She conducted international business development and strategic planning for Anadarko Petroleum Corporation, a publicly-traded integrated energy company, from January 1998 to May 2004 and energy market analysis for Pace Global Energy Services, an energy management and consulting firm, from August 1996 to December 1998. Ms. Gentle is currently a director of Cheniere Partners GP and Cheniere Energy Partners LP Holdings, LLC (“Cheniere Holdings”). Ms. Gentle received a B.A. in Economics and International Affairs from James Madison University in May 1996 and an M.B.A. from Rice University in May 2004.

R. Keith Teague has served as Executive Vice President-Asset Group since February 2014 and served as Senior Vice President-Asset Group from April 2008 to February 2014. Prior to April 2008, he served as Vice President-Pipeline Operations since May 2006. Mr. Teague has also served as President of CQH Holdings Company, LLC (formerly known as Cheniere Pipeline Company), a wholly owned subsidiary of the Company, since January 2005. Mr. Teague began his career with the Company in February 2004 as Director of Facility Planning. Prior to joining the Company, Mr. Teague served as the Director of Strategic Planning for the CMS Panhandle Companies from December 2001 until September 2003. He began his career with Texas Eastern Transmission Corporation where he managed pipeline operations and facility expansion. Mr. Teague is currently a director, President and Chief Operating Officer of Cheniere Partners GP and a director of Cheniere Holdings. Mr. Teague is also President of the general partner of Sabine Pass LNG, L.P. and a manager and President of Sabine Pass Liquefaction, LLC and is responsible for the development, construction and operation of the Company’s LNG terminal and pipeline assets. Mr. Teague received a B.S. in civil engineering from Louisiana Tech University and an M.B.A. from Louisiana State University.

Jean Abiteboul has served as Senior Vice President-International since November 2007. Since February 2006, Mr. Abiteboul has also served as Executive Director of Cheniere LNG Services S.A.R.L., a wholly owned subsidiary of the Company. From 1975 until February 2006, he held different positions within Gaz de France, a publicly-traded natural gas distribution company, including Secretary to the board of directors from 2004 until 2006; International Executive Vice President from 2003 to 2004; Executive Vice President, Gas Supply, Trading and Marketing from 2002 until 2003; and Executive Vice President, Gas Supply from 1998 to 2003. He also served on the board of directors of Tejas Power Corporation (USA), Gas Metropolitan (Canada), Sceptre Resources (Canada) and other affiliated companies of Gaz de France in Europe. Mr. Abiteboul graduated as an Engineer from Ecole Centrale de Lyon and obtained a Diploma in Economics from Université de Lyon.

Anatol Feygin has served as Senior Vice President-Strategy and Corporate Development since March 2014. Prior to joining Cheniere, Mr. Feygin worked with Loews Corporation from November 2007 to March 2014, most recently as their Vice President, Energy Strategist and Senior Portfolio Manager. Prior to joining Loews, Mr. Feygin spent three years at Bank of America as Head of

22	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Global Commodity Strategy. Mr. Feygin began his career at J.P. Morgan Securities Inc. as Senior Analyst, Natural Gas Pipelines and Distributors. Mr. Feygin earned a B.S. in Electrical Engineering from Rutgers University and an M.B.A. in Finance from the Leonard N. Stern School of Business at NYU.

Katie Pipkin has served as Senior Vice President-Business Development and Communications since February 2014. Ms. Pipkin previously served as Vice President of Finance & Investor Relations since June 2010. Ms. Pipkin began her career with the Company in September 2007 as Vice President of Investor Relations. Prior to joining the Company, she was an analyst at Lehman Brothers in the regulated and unregulated natural gas sector. Ms. Pipkin earned a B.B.A. in Finance from the University of Texas.

Greg W. Rayford has served as Senior Vice President and General Counsel of the Company since March 2011. Prior to joining the Company, Mr. Rayford served as a corporate partner of Andrews Kurth LLP with a focus on mergers and acquisitions and corporate and commercial transactions from July 2007 to February 2011. Prior to July 2007, he served as corporate counsel at Science Applications International Corporation, a scientific, engineering and technology applications company. Prior to that, Mr. Rayford was a corporate partner of Kirkland & Ellis LLP where his experience included various strategic and leveraged buyouts and recapitalizations, divestitures, venture capital and minority investments, and public and private offerings of debt and equity securities. Mr. Rayford earned a law degree, magna cum laude, from the University of Wisconsin Law School and a B.B.A. in Finance Investment and Banking from the University of Wisconsin.

Michael J. Wortley has served as Senior Vice President and Chief Financial Officer since January 2014. Prior to January 2014, he served as Vice President, Strategy and Risk of the Company since January 2013. Prior to January 2013, he served as Vice President-Business Development and President of Corpus Christi Liquefaction, LLC, a wholly owned subsidiary of the Company, since September 2011. Prior to September 2011, Mr. Wortley served as Vice President-Strategic Planning since January 2009 and Manager-Strategic New Business since August 2007. Prior to joining the Company in February 2005, Mr. Wortley spent five years in oil and gas corporate development, mergers, acquisitions and divestitures with Anadarko Petroleum Corporation, a publicly-traded oil and gas exploration and production company. Mr. Wortley began his career as an Internal Auditor with Union Pacific Resources Corporation, a publicly-traded oil and gas exploration and production company subsequently acquired by Anadarko. Mr. Wortley is currently a director and the Senior Vice President and Chief Financial Officer of Cheniere Partners GP, and a director and the Chief Financial Officer of Cheniere Holdings. Mr. Wortley is also Chief Financial Officer of the general partner of Sabine Pass LNG, L.P. and a manager and Chief Financial Officer of Sabine Pass Liquefaction, LLC. Mr.  Wortley received a B.B.A. in Finance from Southern Methodist University.

Indemnification of Officers and Directors

Our Restated Certificate of Incorporation, as amended, and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent possible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

We have also entered into an Indemnification Agreement with members of our Board and certain officers of the Company. The Indemnification Agreement provides for indemnification for all expenses and claims that a director or officer incurs as a result of actions taken, or not taken, on behalf of the Company while serving as a director, officer, employee, controlling person, agent or fiduciary of the Company, or any subsidiary of the Company, with such indemnification to be paid within 25 days after demand. The Indemnification Agreement provides that no indemnification will generally be provided (1) for claims brought by the director or officer, except for a claim of indemnity under the Indemnification Agreement, if the Company approves the bringing of such claim, or if the General Corporation Law of the State of Delaware requires providing indemnification because the director or officer has been successful on the merits of such claim, (2) for claims under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) if the director or officer did not act in good faith or in a manner reasonably believed by the director or officer to be in or not opposed to the best interests of the Company, (4) if the director or officer had reasonable cause to believe that his or her conduct was unlawful in a criminal proceeding, or (5) if the director or officer is adjudged liable to the Company. Indemnification will be provided to the extent permitted by law, the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, and to a greater extent if by law the scope of coverage is expanded after the date of the Indemnification Agreement. In all events, the scope of coverage will not be less than what is in existence on the date of the Indemnification Agreement.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	23

SECURITY OWNERSHIP

As of April 4, 2016, there were 235,645,999 shares of common stock outstanding. The information provided below summarizes the beneficial ownership of directors, nominees for director, named executive officers set forth in the “Summary Compensation Table” and owners of more than 5% of outstanding common stock. “Beneficial Ownership” generally includes those shares of Company common stock that a person has the power to vote, sell or acquire within 60 days. It includes shares of Company common stock that are held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

Equity Compensation Plan Information

The following table provides information about our compensation plans as of December 31, 2015. The equity compensation plans approved by our shareholders include the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan (the “2003 Plan”) and the Cheniere Energy, Inc. 2011 Incentive Plan, as amended (the “2011 Incentive Plan”).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column (a))
Equity compensation plans approved by security holders	26,500	$39.88	256,718	(1)
Equity compensation plans not approved by security holders	—	—	1,000,000	(2)
Total	26,500		1,256,718

(1)	In 2003, the Company established the 2003 Plan, which was amended and restated in September 2005 and has since been amended. The 2003 Plan is a broad-based incentive plan, which allows for the issuance of stock options, stock appreciation rights and awards of purchased stock, bonus stock, phantom stock, restricted stock and performance awards and other stock-based awards to employees, consultants and non-employee directors. The following awards have been granted under the 2003 Plan and remain outstanding as of December 31, 2015: 26,500 stock options and 454,243 shares of restricted stock. Vesting of awards under the 2003 Plan varies, but generally occurs in equal annual installments over a two-, three- or four-year period on each anniversary of the grant date. All options granted under the 2003 Plan have exercise prices equal to or greater than the fair market value at the date of grant. The term of any award under the 2003 Plan may not exceed a period of ten years. As of December 31, 2015, no shares of common stock remained available for grant under the 2003 Plan.

In 2011, the Company established the 2011 Incentive Plan. The 2011 Incentive Plan is a broad-based incentive plan, which allows for the issuance of stock options, stock appreciation rights and awards of bonus stock, phantom stock, restricted stock and performance awards and other stock-based awards to employees, consultants and non-employee directors. The following awards have been granted under the 2011 Incentive Plan and remain outstanding as of December 31, 2015: 7,131,437 shares of restricted stock. Vesting of restricted stock under the 2011 Incentive Plan depends on whether the restricted stock was granted as a new hire award, the equity portion of the long-term bonus award for construction of Trains 1 and 2 at the Sabine Pass LNG terminal, or a Milestone Award or Stock Price Hurdle Award for construction of Trains 3 and 4 at the Sabine Pass LNG terminal. New hire awards typically vest in four equal annual installments. The vesting schedules for the equity portion of the long-term bonus award for construction of Trains 1 and 2 at the Sabine Pass LNG terminal and the Milestone Awards and Stock Price Hurdle Awards are described in the CD&A of this Proxy Statement. The term of any award under the 2011 Incentive Plan may not exceed a period of ten years.

(2)	In 2015, the Company established the Cheniere Energy, Inc. 2015 Employee Inducement Incentive Plan (the “2015 Inducement Plan”). The 2015 Inducement Plan is a broad-based incentive plan which allows for the issuance of non-qualified stock options, restricted stock awards, stock appreciation rights, performance awards, phantom stock awards and other stock-based awards to an individual, not previously an employee or director of the Company or an affiliate, who has had a bona-fide period of non-employment with the Company and its affiliates, who is hired by the Company or one of its wholly-owned subsidiaries as an employee. The purposes of the 2015 Inducement Plan are to provide the Company an opportunity to attract and retain the best available employees and to promote the growth and success of the Company’s business by aligning the financial interests of such employees with that of the shareholders of the Company. The Company has reserved 1,000,000 shares of common stock for issuance upon the exercise of awards that may be granted.

24	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Directors and Executive Officers

The following table sets forth information with respect to shares of common stock of the Company owned of record and beneficially as of April 4, 2016 by each director and named executive officer set forth in the “Summary Compensation Table” and by all directors and executive officers of the Company as a group. On April 4, 2016, the directors and executive officers of the Company beneficially owned an aggregate of 7,174,421 shares of common stock (approximately 3.0% of the outstanding shares entitled to vote at the time).

The table also presents the ownership of common units of Cheniere Partners and common shares of Cheniere Holdings owned of record or beneficially as of April 4, 2016, by each director and named executive officer set forth in the “Summary Compensation Table” and by all directors and executive officers of the Company as a group. The Company owns a majority interest in Cheniere Holdings, and Cheniere Holdings owns a majority interest in Cheniere Partners. As of April 4, 2016, there were 57,103,598 common units, 135,383,831 subordinated units, 145,333,334 Class B units and 6,893,811 general partner units of Cheniere Partners outstanding and 231,700,000 common shares of Cheniere Holdings outstanding.

	Cheniere Energy, Inc.			Cheniere Energy Partners, L.P.			Cheniere Energy Partners LP Holdings, LLC
Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Neal A. Shear	8,697		*	—		—	—		—
Charif Souki	2,983,026	(2)	1.3%	400,100	(3)	*	—		—
Vicky A. Bailey	18,226		*	—		—	—		—
G. Andrea Botta	43,430		*	—		—	—		—
Nuno Brandolini	261,499	(4)	*	600	(5)	*	300	(5)	*
Jonathan Christodoro	1,171		*				—		—
David I. Foley	23,133	(6)	*	—		—	—		—
David B. Kilpatrick	124,447		*	—		—	—		—
Samuel Merksamer	2,342		*				—		—
Donald F. Robillard, Jr.	8,697		*	—		—	—		—
Heather R. Zichal	6,095		*	—		—	—		—
Meg A. Gentle	1,351,907		*	8,035		*	—		—
Greg W. Rayford	507,980		*	—		—	—		—
R. Keith Teague	613,158		*	—		—	—		—
Michael J. Wortley	422,505	(7)	*	5,000		*	—		—
All directors and executive officers as a group (18 persons)	7,174,421	(8)	3.0%	413,735		*	300		*

*	Less than 1%

(1)	Except as otherwise noted, the address of the directors and executive officers is in care of Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002.

(2)	The number of shares set forth in this column is based on the Form 5 filed on February 16, 2016 for Mr. Souki. Mr. Souki resigned as a director on February 12, 2016 and is no longer required to report his holdings in the Company’s securities pursuant to Section 16(a) of the Exchange Act.

(3)	Includes 400,100 common units held by Mr. Souki’s wife.

(4)	Includes 6,000 shares held by Mr. Brandolini’s wife.

(5)	Includes 600 common units of Cheniere Energy Partners, L.P. and 300 common shares of Cheniere Energy Partners LP Holdings, LLC held by a family member of Mr. Brandolini.

(6)	Includes 8,542 shares of restricted stock granted on October 1, 2012, 6,429 shares of restricted stock granted on June 6, 2013, 6,000 shares of restricted stock granted on March 5, 2014 and 2,162 shares of restricted stock granted on September 11, 2014. Based on a Form 4 filed by Mr. Foley, he disclaims beneficial ownership of these securities. Mr. Foley is an employee of Blackstone and, pursuant to arrangements between Mr. Foley and Blackstone, is required to transfer to Blackstone any and all compensation received in connection with his directorship for any company Blackstone invests in or advises.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	25

(7)	Includes 1,500 shares issuable upon exercise of currently exercisable stock options held by Mr. Wortley.

(8)	Includes an aggregate of 1,500 shares issuable upon exercise of currently exercisable stock options and no shares which are issuable upon exercise of stock options which become exercisable within 60 days. Includes the shares owned by Mr. Souki, even though he is no longer an executive officer (as of December 12, 2015) or a director (as of February 12, 2016).

Owners of More than Five Percent of Outstanding Stock

The following table shows the beneficial owners known by us to own more than five percent of our voting stock as of April 4, 2016.

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Baupost Group, L.L.C. 10 St. James Avenue, Suite 1700 Boston, MA 02116	37,089,669	(1)	15.74%
Icahn Capital LP 767 Fifth Avenue, 47th Floor New York, NY 10153	32,649,671	(2)	13.86%
Viking Global Investors LP 55 Railroad Avenue Greenwich, CT 06830	15,920,523	(3)	6.76%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	15,135,673	(4)	6.42%
Credit Suisse AG Uetlibergstrasse 231 P.O. Box 900 CH 8070 Zurich, Switzerland	13,310,561	(5)	5.65%
PointState Capital LP 40 West 57th Street, 25th Floor New York, NY 10019	12,887,914	(6)	5.47%
Lone Pine Capital Two Greenwich Plaza Greenwich, CT 06830	12,591,775	(7)	5.34%

(1)	Information is based on a Schedule 13G/A filed with the SEC on January 8, 2016 by (i) The Baupost Group, L.L.C., (ii) SAK Corporation and (iii) Seth A. Klarman. Each of these entities is deemed to beneficially own 37,089,669 shares of common stock. Each of these entities has shared power to vote and dispose of the shares beneficially owned.

(2)	Information is based on a Schedule 13D/A filed with the SEC on December 7, 2015 by (i) Icahn Capital LP, (ii) High River Limited Partnership and (iii) Icahn Partners Master Fund LP. These entities are deemed to beneficially own 32,649,671 shares of common stock. High River Limited Partnership has sole voting power and sole dispositive power with regard to 6,529,935 shares. Each of Hopper Investments LLC, Barberry Corp. and Mr. Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners Master Fund LP has sole voting power and sole dispositive power with regard to 10,719,782 Shares. Each of Icahn Offshore LP, Icahn Capital LP, IPH, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners LP has sole voting power and sole dispositive power with regard to 15,399,954 Shares. Each of Icahn Onshore LP, Icahn Capital LP, IPH, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

(3)

Information is based on a Schedule 13G/A filed with the SEC on February 16, 2016 by: (i) Viking Global Investors LP (“VGI”), (ii) Viking Global Performance LLC (“VGP”), (iii) Viking Global Equities LP (“VGE”), (iv) Viking Global Equities II LP (“VGEII”), (v) VGE III Portfolio Ltd. (“VGEIII”), (vi) Viking Long Fund GP LLC (“VLFGP”), (vii) Viking Long Fund Master Ltd. (“VLFM”), (viii) Viking Global Opportunities GP LLC (“Opportunities GP”), (ix) Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”), (x) Viking Global Opportunities

26	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Liquid Portfolio Sub-Master LP (“Opportunities Fund”), (xi) O. Andreas Halvorsen, (xii) David C. Ott and (xiii) Daniel S. Sundheim. VGI, O. Andreas Halvorsen, David C. Ott and Daniel S. Sundheim each may be deemed to beneficially own 15,920,523 shares of common stock and each has shared power to vote and dispose of such shares beneficially owned. Messrs. Halvorsen, Ott and Sundheim, as Executive Committee Members of Viking Global Partners LLC, general partner of VGI (“VGPL”), VGP, VLFGP and Opportunities GP, have shared authority to dispose of and vote the shares of Common Stock beneficially owned by VGI, VGP, VLFGP and Opportunities GP. None of Messrs. Halvorsen, Ott and Sundheim directly owns any shares of Common Stock. Based on Rule 13d-3 of the Act, each may be deemed to beneficially own the shares of Common Stock directly held by VGE, VGE II, VGEIII, VLFM and Opportunities Fund. VGP may be deemed to beneficially own 10,663,445 shares of common stock and has shared power to vote and dispose of such shares beneficially owned. VLFGP and VLFM each may be deemed to beneficially own 4,116,090 shares of common stock and each of these entities has shared power to vote and dispose of such shares beneficially owned. Opportunities GP, Opportunities Portfolio GP, and Opportunities Fund each may be deemed to beneficially own 1,140,988 shares of common stock and each of these entities has shared power to vote and dispose of such shares beneficially owned. VGE may be deemed to beneficially own 3,636,233 shares of common stock and has shared power to vote and dispose of such shares beneficially owned. VGEII may be deemed to beneficially own 213,270 shares of common stock and has shared power to vote and dispose of such shares beneficially owned. VGEIII may be deemed to beneficially own 6,813,942 shares of common stock and has shared power to vote and dispose of such shares beneficially owned.

(4)	Information is based on a Schedule 13G/A filed with the SEC on February 11, 2016 by The Vanguard Group. The Vanguard Group has sole voting power over 228,407 shares of common stock, shared voting power over 22,800 shares of common stock sole dispositive power over 14,886,403 shares of common stock and shared dispositive power over 249,270 shares of common stock.

(5)	Information is based on a Schedule 13G/A filed with the SEC on February 16, 2016 by Credit Suisse AG. Credit Suisse AG has shared voting power and shared dispositive power over 13,310,561 shares of common stock.

(6)	Information is based on a Schedule 13G/A filed with the SEC on February 16, 2016 by: (i) SteelMill Master Fund, LP (“SteelMill”), (ii) PointState Capital LP (“PointState”), and (iii) Zachary J. Schreiber. PointState serves as the investment manager to SteelMill, PointState Fund LP, a Delaware limited partnership (“PointState Fund”), and Conflux Fund LP, a Delaware limited partnership (“Conflux”). Mr. Schreiber serves as managing member of PointState Capital GP LLC, a Delaware limited liability company (“PointState GP”), which in turn serves as the general partner of PointState, and serves as managing member of PointState Holdings LLC, the general partner of SteelMill and PointState Fund, and of Conflux Holdings LLC (“Conflux GP”), the general partner of Conflux (together with SteelMill and PointState Fund, the “Funds”). SteelMill may be deemed to beneficially own 8,724,694 shares of common stock. PointState, which serves as the investment manager to the Funds, and Mr. Schreiber, as managing member of PointState GP, PointState Holdings LLC and Conflux GP, each may be deemed to beneficially own 12,887,914 shares of common stock. SteelMill, PointState and Mr. Schreiber have shared power to vote and dispose of the shares beneficially owned.

(7)	Information is based on a Schedule 13G/A filed with the SEC on February 16, 2016 by: (i) Lone Pine Capital LLC, a Delaware limited liability company (“Lone Pine Capital”) and (ii) Stephen F. Mandel, Jr. (“Mr. Mandel”). Lone Pine Capital serves as the investment manager to Lone Spruce, L.P., a Delaware limited partnership (“Lone Spruce”), Lone Cascade, L.P., a Delaware limited partnership (“Lone Cascade”), Lone Sierra, L.P., a Delaware limited partnership (“Lone Sierra”), Lone Tamarack, L.P., a Delaware limited partnership (“Lone Tamarack”), Lone Cypress, Ltd., a Cayman Islands exempted company (“Lone Cypress”), Lone Kauri, Ltd., a Cayman Islands exempted company (“Lone Kauri”), Lone Monterey Master Fund, Ltd., a Cayman Islands exempted company (“Lone Monterey Master Fund”), and Lone Savin Master Fund, Ltd., a Cayman Islands exempted company (“Lone Savin Master Fund”, and together with Lone Spruce, Lone Cascade, Lone Sierra, Lone Tamarack, Lone Cypress, Lone Kauri and Lone Monterey Master Fund the “Lone Pine Funds”), with respect to the Common Stock directly held by each of the Lone Pine Funds; and Stephen F. Mandel, Jr., the managing member of Lone Pine Managing Member LLC, which is the managing member of Lone Pine Capital, with respect to the Common Stock directly held by each of the Lone Pine Funds. Each of these entities is deemed to beneficially own 12,591,775 shares of common stock. Each of these entities has shared power to vote and dispose of the shares beneficially owned.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation of our Named Executive Officers (“NEOs”), including our former CEO and Interim CEO, and factors considered in making compensation decisions. Our NEOs for fiscal year 2015 were the following individuals:

Name	Position
Neal A. Shear	Director, Interim Chief Executive Officer and President
Charif Souki	Former Chairman, Chief Executive Officer and President
Michael J. Wortley	Senior Vice President and Chief Financial Officer
Meg A. Gentle	Executive Vice President—Marketing
Greg W. Rayford	Senior Vice President and General Counsel
R. Keith Teague	Executive Vice President—Asset Group

This CD&A is organized as follows:

Executive Summary	page 28
Executive Compensation Philosophy & Objectives	page 35
Components of Our Executive Compensation Program	page 35
Compensation Process	page 43
Other Considerations	page 45

Executive Summary

Business Overview

Cheniere is a market leader in the development and commercialization of liquefied natural gas (“LNG”) facilities in the United States.

We own and operate the Sabine Pass LNG terminal in Louisiana which includes operational regasification facilities with existing infrastructure of five LNG storage tanks with capacity of approximately 16.9 Bcfe, two docks that can accommodate vessels with nominal capacity of up to 266,000 cubic meters and vaporizers with regasification capacity of approximately 4.0 Bcf/d.

We are currently constructing and developing natural gas liquefaction facilities at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “SPL Project”). We are also constructing and developing a second natural gas liquefaction and export facility in Texas at the Corpus Christi LNG terminal (the “CCL Project”). We continue to evaluate additional development opportunities.

Each terminal includes a number of planned liquefaction trains (“Trains”), which convert natural gas into LNG so that it can be transported more economically across long distances. We expect to invest approximately $30 billion in the aggregate for the construction and development of the seven Trains we currently have under construction or completed. These projects are being constructed under lump-sum turnkey contracts, and financing has been obtained to fund construction.

For the SPL Project, we are developing up to six Trains, each with an expected nominal production capacity of approximately 4.5 million tonnes per annum (“mtpa”) of LNG, adjacent to our existing regasification facilities. The Trains are in various stages of development, with Train 1 complete and undergoing commissioning, four Trains under construction and Train 6 permitted. Train 1 is producing LNG, and the first commissioning cargo was exported in late February 2016. Commissioning for Train 2 has also commenced. The remaining Trains under construction are expected to commence commissioning on a staggered basis thereafter.

For the CCL Project, we are developing up to three Trains, each with an expected nominal production capacity of approximately 4.5 mtpa of LNG, near Corpus Christi, Texas. The Trains are in various stages of development with the first two Trains under construction and the third Train permitted. Commissioning for Train 1 is expected to commence as early as late 2018.

In addition, we have begun the permitting process for a fourth and fifth Train at the Corpus Christi LNG terminal adjacent to the CCL Project. The permitting process is expected to be complete in 2017.

Our management team creates value for our shareholders through diligent construction and development of these facilities, the achievement of ambitious key milestones, and disciplined capital allocation. The Compensation Committee of the Board (the

28	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

“Compensation Committee”) considers progress against these goals when it designs Cheniere’s executive compensation program for the NEOs.

Cheniere’s Business Model—First Mover in U.S. LNG Exports

In 2008, Cheniere completed construction of the regasification facilities at the Sabine Pass LNG terminal in order to import natural gas. This timing coincided with a seismic shift in the U.S. energy sector, where innovation in drilling technologies enabled large supplies of unconventional gas—particularly shale gas—to be developed at low costs. As a result of this new supply, the price of domestic natural gas declined precipitously, largely displacing the need to source natural gas globally for import to the U.S. Due to these unfavorable market conditions for U.S. LNG imports, Cheniere began assessing other strategic options in order to optimize shareholder value.

In 2010, Cheniere was the first to announce plans to pursue the development of an LNG export facility in the contiguous U.S., the SPL Project. Historically the U.S. has not been a meaningful exporter of natural gas. However, Cheniere decided to pursue the development of an LNG export facility in response to the vast transformation of the U.S. natural gas markets and the abundance of natural gas supply expected for years to come. When the SPL Project is completed, it will be the first LNG export facility built in North America in over 50 years.

We are the first mover in this sector, and construction of the SPL Project is nearly two years ahead of any other U.S. liquefaction project. We expect to be the largest LNG exporter in the U.S. beginning in 2016 and one of the three largest LNG exporters in the world by 2020, representing approximately nine percent of the global LNG market.

Liquefaction Projects Underpinned with Long-Term 20-Year Contracts, Limiting Exposure to Commodity Prices

Approximately 87% of the expected aggregate nominal production capacity across the seven Trains under construction or completed has been sold under long-term 20-year sale and purchase agreements (“SPAs”), equating to approximately 27.4 mtpa of LNG and approximately $4.3 billion annually in fixed fees. Having such a significant portion of the expected aggregate nominal production capacity sold under long-term contracts with a portion of the LNG contract sales price based on a fixed fee substantially limits our exposure to fluctuating commodity prices. Under the SPAs, LNG pricing includes two components—(1) 115% of the Nymex Henry Hub index for the month in which a cargo is scheduled plus (2) a fixed fee. We will purchase natural gas based on the applicable Henry Hub price and sell the LNG to the customer priced on the same index plus a fee. This fee covers our costs and shareholders’ return. We expect to generate a significant amount of predictable, stable cash flows annually, over the lives of the contracts, as the fixed fees are required to be paid even if customers elect to cancel or suspend deliveries of LNG cargoes.

For the volumes not contracted under long-term SPAs, we have developed a marketing business that is expected to have access to approximately 4.1 mtpa of the excess LNG available from the seven Trains under construction or completed at the SPL and CCL Projects, which we will sell on a shorter-term, more opportunistic basis. Cheniere Marketing, LLC (together with its subsidiaries, “Cheniere Marketing”) has entered into sales agreements totaling over 522 million MMBtu of volumes sold on a short-term basis with deliveries expected to be made in the 2016 to 2023 timeframe.

We believe our contracting efforts were successful primarily as a result of Cheniere differentiating itself in the LNG market by offering global LNG buyers more attractive features and contract terms, including (1) an alternative pricing mechanism, basing LNG prices on a natural gas index as opposed to a traditional crude-based index, (2) destination flexibility, allowing customers to determine delivery points, as opposed to the traditionally restricted delivery locations and (3) customers have the ability to cancel or suspend deliveries of LNG cargoes with notice, subject to payment of the fixed fees.

All of the SPAs have been entered into with investment grade parent companies as counterparties or guarantors. The SPAs are “take-or-pay” style agreements, meaning that the fixed fee component of the LNG price would still be required to be paid whether or not the customer elects to purchase the LNG. The SPAs have initial terms of twenty years and do not have price reopeners. A portion of the fixed fee component escalates with inflation as specified in each SPA. Revenue generally will commence under the SPAs as each applicable Train reaches the date of first commercial delivery (“DFCD”).

2015 Performance and Developments

2015 was a year of transition for Cheniere. Amidst a challenging macroeconomic environment, we made significant progress on our development and construction goals for our SPL and CCL Projects. In February 2016, the first of our Trains at the SPL Project began producing LNG, and the first LNG commissioning cargo was exported.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	29

On the governance front, the Board decided to replace our Chairman, CEO and President, Charif Souki, who had served at Cheniere for 19 years. The Board split the roles of Chairman and CEO with G. Andrea Botta serving as Non-Executive Chairman of the Board and Neal Shear serving as the Interim CEO and President. The changes were made at a time when Cheniere was beginning its transformation from a development company into an LNG operator, with a strategy intent on creating and sustaining shareholder value while continuing to explore more focused growth initiatives. Cheniere has established itself as a first mover in the domestic LNG export market and is well positioned to become a significant player in the global LNG market.

Operating Developments

This year has been challenging for the oil and gas industry as a result of significant global oil and gas price declines and economic slowdowns in certain major global markets. We believe Cheniere’s stock price has been impacted by these global factors. Our SPL and CCL Projects, however, continue to progress. We believe that the excellent progress we have made in the development and construction of our LNG facilities is one of the primary reasons our stock price has outperformed the S&P 500 Index by approximately 479% over the past five years ending December 31, 2015.

The development and construction of the SPL and CCL Projects advanced as planned in 2015. As we continue to develop these projects and increase LNG production, Cheniere will transition into an LNG operator with expected stable and growing positive cash flow underpinned by long-term SPAs with investment grade energy companies worldwide.

CEO and Board Changes

In December 2015, the Board terminated the employment of our former Chairman, CEO and President, Charif Souki. Neal Shear, an independent director who joined the Board in 2014, was named Interim CEO and President. The Board formed a Special Committee made up of four independent directors to facilitate an orderly leadership transition. A search for a new permanent CEO is underway. Concurrently, independent director G. Andrea Botta was appointed as our new Non-Executive Chairman of the Board and has assumed the responsibilities of the Lead Director position in addition to the functions of the Chairman of the Board.

The CEO transition followed a number of changes to the composition of our Board. At our 2015 annual meeting of shareholders (the “2015 Annual Meeting”), four directors did not stand for reelection. Our Board size was reduced from 13 to 9 members immediately following the 2015 Annual Meeting. In August 2015, we increased the board size to 11 and added two directors to the Board—Jonathan Christodoro and Samuel Merksamer—as part of a Nomination and Standstill Agreement with Icahn Capital LP and certain of its affiliates.

Compensation Committee Changes

The Compensation Committee was reconstituted following the departure of directors and Compensation Committee members Messrs. Carney and Foutch. Samuel Merksamer, who joined the Board in August 2015, was appointed to the Compensation Committee in August 2015. Heather Zichal was appointed to the Compensation Committee in September 2015. In December 2015, the Board appointed Nuno Brandolini as Chairman of the Compensation Committee, and David Kilpatrick was reappointed to the Compensation Committee in January 2016.

Development and Construction Milestones

Timely construction of the SPL and CCL Projects remain critical to our success, and we have met the key construction goals for 2015. The following table shows the key milestones for these projects and our progress toward achieving them.

30	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Building Liquefaction Facilities

Key Milestones for the

Sabine Pass and Corpus Christi Projects

	SABINE PASS (SPL)			CORPUS CHRISTI (CCL)
	Trains 1-2	Trains 3-4	Trains 5	Trains 1-2
Initiate Permitting Process	✓	✓	✓	✓
Commercial Agreements	✓	✓	✓	✓
Engineering, Procurement & Construction Contract	✓	✓	✓	✓
Financing Commitments	✓	✓	✓	✓
Regulatory Approvals	✓	✓	✓	✓
Issue Notice to Proceed	✓	✓	✓	✓
Commence Operations	2016	2017	2019	2018/19

As of March 31, 2016, development of our liquefaction facilities was as follows:

SPL Project:

•	Train 1: Construction complete and undergoing commissioning (first LNG commissioning cargo exported late February 2016)

•	Train 2: Construction nearing completion and commissioning recently commenced

•	Trains 3 and 4: Under construction and overall project is approximately 84% complete

•	Trains 5: Under construction and overall project is approximately 29% complete

•	Train 6: FID expected upon entering into an EPC contract, commercialization and obtaining financing

CCL Project:

•	Trains 1 and 2: Under construction and overall project is approximately 33% complete, with engineering, procurement and construction approximately 97.1%, 46.0% and 4.6% complete respectively

•	Train 3: FID expected upon commercialization and obtaining financing

2015 Shareholder Outreach

Key Compensation Themes from Our Shareholder Outreach

At our 2015 Annual Meeting, our say-on-pay proposal received support from shareholders owning approximately 63% of the shares represented at the meeting and entitled to vote on the matter. Though this was a significant increase in support from our say-on-pay results at our 2014 annual meeting, the Board recognizes the need to continually engage with our shareholders and modify our compensation program to address any significant shareholder concerns.

Following the results of our 2015 Annual Meeting, the Board embarked on a broad-based shareholder outreach program to directly seek feedback from our shareholders regarding what they would like to see in our compensation program. The significant changes made to our program in 2015 resulted in large part from the discussions and feedback we received in these meetings, which the Board believes was reflected in the meaningful year over year increase in support for our say-on-pay proposal. In the months leading up to our 2015 Annual Meeting, we engaged with shareholders representing approximately 53% of our outstanding common stock. In the fourth quarter of 2015 and the first quarter of 2016, members of our Board and management reached out to, and had extensive dialogue with, shareholders representing approximately 60% of our outstanding common stock, through both in person and telephonic meetings.

These meetings with our shareholders were immensely valuable to the Board and management, and we have acted on many of the governance and compensation changes discussed at these meetings. For example, in response to the governance discussions, since our 2015 Annual Meeting, the Board implemented proxy access, eliminated a third party director disqualification provision in our Bylaws, and split our CEO and Chairman of the Board roles. The specific changes to our compensation program that further align it to our business strategy and shareholders’ interests are detailed below. The process is ongoing, and we will continue to incorporate shareholder outreach as a standard business practice in the future. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program in 2016 and beyond.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	31

Compensation Actions Taken as a Result of Shareholder Outreach

Following our shareholder outreach in 2014 and 2015, the Compensation Committee and the Board approved the following changes, many of which are directly responsive to the feedback we received from our shareholders:

Action Taken	Description
Reduced our CEO’s Total Pay and Pay Opportunity

• Our former CEO’s base salary was reduced to $1 effective December 15, 2014.

• Our former CEO’s annual cash bonus opportunity was eliminated for the 2015-2018 period.

• Our former CEO’s compensation package for 2015-2018 was based on long-term incentive awards that were 100% performance-based under the 2014-2018 LTIP. These awards were subject to rigorous total shareholder return requirements. Due to not meeting these share price hurdles with respect to the second performance period (November 1, 2014 through October 31, 2015), no awards were made under the 2014-2018 LTIP with respect to such period.

Replaced the 2014-2018 LTIP that was Originally Proposed at our 2014 Annual Meeting

• Replaced the 2014-2018 LTIP which was originally presented to shareholders in early 2014 and later withdrawn from the 2014 annual meeting ballot.

• The revised 2014-2018 LTIP was designed to be a “bridge” program to help us appropriately reward and incentivize our leadership team while we continue to develop our liquefaction facilities, with key project milestones through 2019. As we mature from a development company to an LNG operator, the Compensation Committee will re-evaluate our long-term incentive plan to include more traditional financial metrics.

• Reduced the percentage of growth in total shareholder value that is used to fund the aggregate pool from which awards are granted for each performance period to 4% to 6% (including the senior executive pool).

• Awards consist of phantom units settled in cash. We do not have any meaningful equity available for issuance under our equity plans.

Removed Immediate Vesting of a Portion of 2014-2018 LTIP Awards

• We modified the vesting period in our 2014-2018 LTIP from four vesting periods with an immediate vest upon the date of grant to three vesting periods with first vesting starting one year after the grant date.

Added a Maximum Cap to the 2014-2018 LTIP

• Created a senior executive pool to be capped at 2% of the growth in total shareholder value. Our former CEO’s compensation was targeted to 50% of the senior executive pool.

• Added an annual cap on the number of potential awards that can be granted from the senior executive pool for each performance period. The senior executive pool cannot exceed an amount equal to 1.5% of our common shares outstanding.

Improved Disclosure of Operating Metrics and Milestones used in our Compensation Program

• We expanded our disclosure of our compensation program design and the rigor of our performance metrics in last year’s proxy statement, and engaged in significant outreach with shareholders to discuss the program. The compensation program’s design tied directly to the key drivers of economic growth at Cheniere.

Key Governance Themes from Our Shareholder Outreach

Many of our shareholders have different methodologies and processes for evaluating compensation and governance programs. However, a number of common themes emerged during our discussions with shareholders, including the following:

•	Request for implementation of proxy access. Many of our shareholders expressed a desire for the Company to implement proxy access. Our Board approved a Proxy Access Bylaw Amendment on December 9, 2015 which provided for a shareholder (or group of up to 20 shareholders) holding 3% or more of the common stock of the Company for a period of 3 years to nominate up to 20% of the number of directors serving on the Company’s Board and include such nominees with the Board’s nominees in the Company’s proxy materials.

•

Request for additional detail regarding the experience and expertise of our directors with a focus on Board refreshment. Several of our shareholders expressed interest in understanding the core competencies of our Board, particularly as we transition from a development company into an LNG operator. We have included tabular disclosure regarding the qualifications of our directors on page 8 of this Proxy Statement. Our Governance & Nominating Committee continues to review the qualifications of

32	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

the Board for any gaps and is currently in the process of finding a new Chief Executive Officer with operational experience as well as strategic vision who is also expected to serve as a director. In addition, in August 2015, the Board appointed two new directors, Samuel Merksamer and Jonathan Christodoro, each with significant expertise.

Additional Actions Taken as a Result of Shareholder Outreach

Since the 2015 Annual Meeting, we have continued to engage with our shareholders to ensure shareholder views are considered for incorporation into our compensation program design and governance framework. The Board is currently evaluating the design of the compensation program going forward after discussions and engagement with our shareholders. Additional changes to our executive compensation program and our governance practices that have been implemented are included below:

Action Taken	Description
Amended our Bylaws to Implement Proxy Access

• A shareholder (or group of up to 20 shareholders) holding 3% or more of the common stock of the Company for a period of 3 years may nominate up to 20% of the number of directors serving on the Company’s Board, and such nominees shall be included with the Board’s nominees in the Company’s proxy materials, subject to meeting the requirements set forth in the Company’s Bylaws.

Added New Directors	• In 2015, we added two new directors to the Board, Samuel Merksamer and Jonathan Christodoro.
Provided Detail regarding Director Experience and Expertise	• We have included in this Proxy Statement detail regarding our directors’ core competencies.
Split the CEO/Chairman of the Board Roles

• In December 2015, the Company split the CEO and Chairman of the Board roles. Neal Shear currently serves as Interim CEO and President, and G. Andrea Botta serves as our Non-Executive Chairman of the Board.

Removed Third Party Director Compensation Disqualification Bylaw Provision

• A nominee director receiving third party compensation for service on our Board shall no longer be disqualified from serving on our Board.

• Only the disclosure of such third party compensation arrangements will be required.

2015 Compensation Design

The Compensation Committee is committed to creating a performance-based compensation structure that is strongly aligned with the interests of our shareholders and incentivizes management with long-term performance goals. Historically, both our short-term and long-term performance awards have been 100% performance-based.

2015 compensation was comprised of the following components:

•	Base Salary

•	Annual Cash Bonus

•	Long-Term Performance Incentive Award

Base Salary

In 2015, our former Chairman, CEO and President received a base salary of $1. His entire compensation package was provided under the 2014-2018 LTIP and was 100% performance based. The base salaries of our NEOs were generally targeted to the median of the market, other than the former CEO whose base salary was below the median.

Annual Cash Bonus

For 2015, our NEOs’ annual cash bonuses were based on rigorous, near-term developmental, operating and corporate goals that coincided with our key milestones and spanned eight strategic areas: (1) operations; (2) construction; (3) development projects; (4) marketing; (5) financial/budget; (6) human resources; (7) risk management; and (8) critical business systems. The achievement of these goals resulted in cash bonuses in 2015 with payments at 100% of target for our NEOs. Our former CEO did not participate

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	33

in the program in 2015. Mr. Shear assumed the role of Interim CEO and President effective December 12, 2015 and did not receive a cash bonus in 2015.

These goals are discussed in greater detail beginning on page 35 of this Proxy Statement.

Long-Term Performance Incentive Award: 2014-2018 LTIP

The Board believes long-term incentive awards establish strong long-term alignment between NEOs and shareholders and, as such, are an important component of a strong compensation structure.

On April 21, 2015, the Compensation Committee recommended and the Board approved the 2014-2018 LTIP. The 2014-2018 LTIP reflects feedback we received from our shareholder outreach program and provides for the grant of phantom units settled in cash. The 2014-2018 LTIP is 100% performance-based.

The 2014-2018 LTIP rewards growth in our market capitalization, measured by growth in total shareholder value, above certain thresholds. There are two pools from which phantom units are granted: a senior executive pool and a general pool. The maximum percentage of growth in total shareholder value that can be used to fund the senior executive pool for each performance period is 2%, and 4% for the general pool. Our former CEO’s compensation was targeted at 50% of the senior executive pool. The amount of phantom units granted from the senior executive pool for each performance period is capped at an annual maximum amount equal to 1.5% of our common shares outstanding.

Once phantom units are granted for each performance period, they will be subject to a three-year vesting schedule, with one-third of the phantom units vesting and becoming payable on each of the first, second and third anniversaries of the date of grant (with the exception of the initial grant for the 2014 performance period which vest and become payable on each of February 1, 2016, February 1, 2017 and February 1, 2018). The phantom units will be settled in cash at the end of each vesting period. The 2014-2018 LTIP is described in further detail beginning on page 38 of this Proxy Statement.

2015 Results under the 2014-2018 LTIP

In 2015, we did not meet our annual TSR hurdle under the 2014-2018 LTIP for the 2015 performance period which began November 1, 2014 and ended October 31, 2015. As such, no phantom units were awarded for the 2015 performance period.

Compensatory Arrangement with Interim Chief Executive Officer and President

In connection with the removal of Mr. Souki as Chairman, CEO and President, the Board asked Mr. Shear, an independent director of our Board, to serve as Interim CEO and President while we search for a permanent CEO. The Company and Mr. Shear entered into a letter agreement dated December 18, 2015 which includes the terms of his arrangement. In appointing Mr. Shear as Interim CEO and President, among other things, the Board determined that Mr. Shear was best positioned to effectively identify and execute on strategic priorities.

The Compensation Committee, in consultation with Pearl Meyer, the compensation consultant to the Compensation Committee, determined to pay Mr. Shear an annualized base salary of $1,000,000 for his service as Interim CEO and President. Mr. Shear shall receive a bonus of $1,500,000 on June 15, 2016. In addition, Mr. Shear was granted 36,330 phantom units that vest in full on June 15, 2016, subject to certain limitations and acceleration provisions. Subsequent to his appointment as Interim CEO and President, Mr. Shear did not receive additional director fees and will not receive director fees for his service as a member of the Board while he serves as an executive officer of the Company.

Compensation Governance Practices

The Board and the Compensation Committee are committed to implementing best practice compensation governance practices that further strengthen the alignment of our compensation program with our shareholders’ interests, which include the following:

•	Clear, direct link between pay and performance

•	100% performance-based incentive awards

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts (effective September 5, 2016)

•	Robust stock ownership guidelines

34	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

Executive Compensation Philosophy & Objectives

Philosophy and Objectives

The Board and the Compensation Committee are committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. Our executive compensation programs and objectives are designed to ensure we attract, retain and motivate executives with the talent and experience necessary for us to achieve our strategic business plan.

As the first mover in our industry, we face fierce competition for our executive officers, business leaders and engineers, and we seek to hire the highest caliber executives available in the global LNG marketplace. We remain focused on retaining our talent and our incentive program reflects our need to retain key leaders.

Our compensation structure is performance-based, long-term oriented and currently aligns with our primarily event-driven business objectives to build liquefaction facilities. This structure ensures our executive officers are motivated and incentivized to create long-term value for our shareholders.

•	Annual and long-term incentive awards are 100% performance-based. We believe such an incentive structure creates appropriate motivation for our executive officers and aligns their compensation with the performance of our Company and value created for shareholders. We will continue to review our long-term incentive plan with a focus on retention issues in the current environment.

•	Incentive metrics are tied to our strategic goals. We believe close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key milestones and metrics.

•	Significant long-term compensation is linked to growth in shareholder value. We believe our executive officers’ compensation should be tightly linked to the creation of value for our shareholders over the long run. As such, the majority of their compensation is and should be at risk and directly tied to corporate outperformance over longer time horizons.

Components of Our Executive Compensation Program

Base Salary

Base salaries provide the fixed compensation necessary to attract and retain key executives. The base salaries of our NEOs are designed to be comparable to positions in the marketplace from which we recruit executive talent. The base salaries of our NEOs in 2015 were generally considered in line with the median of the market, with the exception of our former CEO, Mr. Souki, whose base salary was considered below the median of the market.

On December 17, 2014, the Compensation Committee recommended and the Board approved a change in the annual base salary for our former Chairman, CEO and President, Mr. Souki. Effective December 15, 2014, Mr. Souki’s base salary was reduced to $1, and he agreed to forego his annual cash bonus beginning in 2015 and through the rest of the term of the 2014-2018 LTIP. In 2015, Mr. Souki’s compensation was based on long-term incentive awards that were 100% performance-based.

For 2016, the Compensation Committee also reviewed the base salaries of our other NEOs. On December 18, 2015, the Compensation Committee recommended and the Board approved 3% base salary adjustments effective January 11, 2016 for our

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other NEOs. The increases were considered in line with planned increases by other energy companies based on market data. The following table provides the 2015 and 2016 base salaries of our NEOs.

2015 and 2016 Base Salaries
		2016 Base Salary	2015 Base Salary
Neal A. Shear	Director, Interim Chief Executive Officer and President	$1,000,000	$1,000,000	(1)
Charif Souki	Former Chairman, Chief Executive Officer and President	$—	$1	(2)
Michael J. Wortley	Senior Vice President and Chief Financial Officer	$562,380	$546,000
Meg A. Gentle	Executive Vice President—Marketing	$626,652	$608,400
Greg W. Rayford	Senior Vice President and General Counsel	$562,380	$546,000
R. Keith Teague	Executive Vice President—Asset Group	$562,380	$546,000

(1)	Mr. Shear assumed the role of Interim CEO and President effective December 12, 2015.

(2)	Mr. Souki’s base salary was reduced to $1 effective December 15, 2014. Mr. Souki’s employment was terminated on December 12, 2015.

Annual Incentive Program

Our annual incentive program is 100% performance-based and is delivered as a cash bonus. This performance-based structure incentivizes our NEOs to achieve near-term developmental, operating and corporate goals that support the creation of long-term shareholder value.

2015 Annual Incentive Program

In 2015, the Compensation Committee reviewed several near-term developmental, operating and corporate goals and achievements to determine annual incentive program funding and awards, including the following items highlighted below:

Strategic Area	2015 Near-Term Developmental, Operating and Corporate Goals	2015 Achievements
Operations

• Safely conduct Sabine Pass LNG terminal and Creole Trail Pipeline operations efficiently and reliably within budget and in compliance with all regulatory requirements.

• Complete the Ready-For-Start-Up (“RFSU”) efforts for Train 1 of the SPL Project and commence RFSU efforts for Train 2.

• Finalize and implement policies, principles and expectations focusing on managing health, safety, security and environmental risks and achieving operational excellence across all assets.

• Achieved
Construction

• Safely progress engineering, procurement and construction of the SPL Project within budget and on schedule, in compliance with all regulatory requirements.

• Safely complete construction and commissioning of the Gillis Compressor Station and the SPL Project Measurement Stations within budget and on schedule, in compliance with all regulatory requirements.

• Commence and safely progress engineering, procurement and construction of the Corpus Christi Pipeline within budget and on schedule, in compliance with all regulatory requirements.

• Achieved

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Strategic Area	2015 Near-Term Developmental, Operating and Corporate Goals	2015 Achievements
Development Projects

• Obtain all necessary permits and approvals in support of FID for Train 5 of the SPL Project and Creole Trail Pipeline Extension Project.

• Obtain all necessary permits and approvals in support of FID for CCL Project Trains 1 and 2.

• Commence regulatory process for Trains 4&5 at Corpus Christi LNG terminal.

• Achieved: Issued NTP to Bechtel on June 30, 2015 for SPL Train 5 and May 13, 2015 for CCL Trains 1&2 following successful financing and permitting efforts • Achieved
Marketing	• Execute short term LNG SPAs for 2015—2018 excess production from the SPL Project. • Execute LNG SPAs to support the financing of CCL Project Train 3 and SPL Project Train 6.	• Executed 5-year deal with Engie and additional deals for 2015—2018 for excess production from SPL • Partially achieved
Financial/ Budget

• Close on financing commitments for CCL Project and Corpus Christi Pipeline and raise financing commitments for SPL Project Train 5.

• Continue to opportunistically refinance the Sabine Pass Liquefaction, LLC Term Loan.

• Achieve financial goals with respect to capital budget and operating expenditures +/- 10%.

• Achieved/Exceeded • Refinanced significant amount of the Sabine Pass Liquefaction, LLC Term Loan A • Achieved
Human Resources

• Continue staffing plans in support of 2015 start of operations at the SPL Project and commence hiring of Operations and Maintenance employees for the CCL Project.

• Implement new-hire training program to ensure operational preparation for liquefaction commissioning, start up, performance testing and production.

• Achieved
Risk Management	• Continue to review and update Enterprise Risk Assessment by monitoring top risks associated with mitigation plans.	• Achieved
Critical Business Systems	• Implement critical IT systems.	• Achieved

The Compensation Committee discussed with management its performance against the near-term developmental, operating and corporate goals that were approved in March 2015. Each of the goals had been achieved.

As a result of our performance, in December 2015, the Compensation Committee recommended and the Board determined the Company had met performance targets, and it should pay annual cash bonuses at 100% of target payout for executives. The following annual cash bonuses under our Annual Cash Bonus Plan were approved for 2015.

2015 Annual Cash Bonuses
Neal A. Shear	Director, Interim Chief Executive Officer and President	—	(1)
Charif Souki	Former Chairman, Chief Executive Officer and President	—	(2)
Michael J. Wortley	Senior Vice President and Chief Financial Officer	$436,800
Meg A. Gentle	Executive Vice President—Marketing	$486,720
Greg W. Rayford	Senior Vice President and General Counsel	$436,800
R. Keith Teague	Executive Vice President—Asset Group	$436,800
(1)	Mr. Shear assumed the role of Interim CEO and President effective December 12, 2015 and did not receive a bonus in 2015.

(2)	Mr. Souki had agreed to forego his annual cash bonus in 2015.

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Long-Term Performance Incentive Program (“LTIP”)

2014 and 2015 Awards

During 2014, prior to implementing the 2014-2018 LTIP, no long-term incentive awards were granted other than new hire award grants. The Compensation Committee and the Board used 2014 to solicit feedback from shareholders and designed the 2014-2018 LTIP to appropriately incentivize our executive officers while taking shareholder views into account.

For the 2014 performance period under the 2014-2018 LTIP (beginning November 1, 2013 and ending October 31, 2014), our NEOs, including our former CEO, were granted phantom units on April 21, 2015 as a result of achieving stock price performance hurdles during the initial performance period.

For the 2015 performance period under the 2014-2018 LTIP (beginning November 1, 2014 and ending October 31, 2015), our NEOs, including our former CEO, did not receive an award of phantom units because the stock price performance hurdles were not achieved.

2014-2018 LTIP Design

On April 21, 2015, the Board approved the 2014-2018 LTIP. The plan replaced the long-term incentive plan originally proposed in 2014 and reflected feedback we received from our shareholder outreach.

The 2014-2018 LTIP is 100% performance-based and is intended to reward long-term performance measured against growth in the Company’s market capitalization, referred to in the plan documents as total shareholder value (“TSV”). The Board believes TSV is directly linked to the creation of long-term value for our shareholders and can serve as an objective assessment of our progress against key milestones. We expect the further achievement of these milestones to be the key drivers of growth in TSV.

The Compensation Committee views the 2014-2018 LTIP as a “bridge” program to attract, reward, and incentivize our executive officers and employees while we transition from a development-focused company to an LNG operator. As we transition to an operating company, the Compensation Committee expects to re-evaluate our long-term incentive plan and consider more traditional financial metrics.

Summary of Plan Design

For each performance period, a senior executive pool and a general pool will be funded up to a certain percentage of the growth in TSV provided that certain performance hurdles are met. Each pool will then be converted into phantom units based on the average 30-day stock price at the end of the performance period, which will be granted to our executive officers and employees. The 2014-2018 LTIP will be administered by the Compensation Committee.

Performance Periods

The term of the 2014-2018 LTIP commenced November 1, 2013 and consists of five consecutive annual performance periods ending October 31, 2018. Each performance period will begin on November 1 and end on October 31.

The Compensation Committee and the Board included 2014 performance as part of the 2014-2018 LTIP. The Compensation Committee and the Board considered goals and expectations discussed in 2013 during the initial design of the plan. As discussed below, based on the terms of the 2014-2018 LTIP, the Company granted an award for the 2014 performance period in order to recognize the Company’s strong performance in 2014. With respect to the second performance period, the performance hurdles were not met, resulting in no grant of phantom unit awards in 2016 for that period.

Performance Hurdles

In each performance period, the Company will measure its annual total shareholder return (“TSR”) and annualized cumulative TSR since the beginning of the performance period.

•	Annual TSR: is defined as the percentage change in TSV for such performance period over the immediately preceding performance period.

•	Annualized Cumulative TSR: is the annualized percentage change in TSV for such performance period over all preceding performance periods including the initial performance period.

A minimum annual TSR and annualized cumulative TSR performance hurdle of 8% must be achieved each performance period for the pools to be funded. The maximum annual TSR and annualized cumulative TSR performance hurdles were set at 9%. The annual TSR and annualized cumulative TSR performance hurdles were set based on the expected average annual growth rate of

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similar companies in order to incentivize outperformance relative to the market. The definition of TSV Growth acts as a ‘high water mark’ that ensures awards are not granted on the same appreciation repeatedly. In addition to the annual and cumulative performance hurdles mentioned above, this ensures the funding of the phantom unit pool for any annual performance period is based only on appreciation over the highest TSV achieved in any prior performance period for which awards were paid.

The initial TSV that was used to calculate the annualized cumulative TSR was $8,362,445,350. For the first performance period that ended October 31, 2014 the TSV was $16,881,586,848 ($71.29 per share). Thus, the annual and annualized cumulative TSRs in the first performance period were 101.9%.

For the second performance period that ended October 31, 2015, the TSV was $11,591,267,296 ($49.11 per share). While the annualized cumulative TSR for the second period was met with growth of 17.7%, the annual TSR growth was not met, resulting in no phantom unit pool awarded for the 2015 performance period.

Maximum Compensation Caps

In order to respond to shareholder feedback about pay magnitude and concerns with incentive caps, the amount of the total senior executive pool potential was reduced, capped and is subject to downward adjustment at the discretion of the Compensation Committee.

The total percentages of growth in TSV that can be awarded are 2% of TSV growth for the senior executive pool and generally between 2% and 4% for the general pool. Our former CEO’s compensation was targeted at 50% of the senior executive pool. Additionally, the senior executive pool for each performance period is capped at an annual maximum amount equal to 1.5% of our common shares outstanding.

	Percentage of TSV Growth Awarded
TSR Performance Hurdle	Senior Executive Pool	General Pool
Annual TSR or Cumulative TSR < 8%	0%	0%
Annual TSR and Cumulative TSR ≥ 8%, but one is < 9%	adjusted below max	adjusted below max
Annual TSR and Cumulative TSR ≥ 9%	2%	2% - 4%

Funding of Pool

For each performance period, the plan will fund an aggregate phantom unit pool allocable to plan participants. Subject to the maximum caps described above, this pool will be denominated in a number of phantom units equal to:

(1)	Percentage of TSV Growth Awarded
(2)	x Applicable TSV Growth
(3)	÷ Average Closing Stock Price

Aggregate	Phantom Unit Pool

TSV is defined as:

•	the market capitalization for such performance period plus

•	the aggregate amount paid by the Company for repurchases of the Company’s common stock made by the Company since the plan start date less

•	the aggregate value of all stock issuances since the plan start date plus

•	the aggregate amount of dividends paid to holders of the Company’s common stock since the plan start date.

TSV Growth is the difference between the TSV for a performance period plus any TSV Growth carried over from a prior performance period as a result of the cap, if any, minus the highest TSV achieved in any prior performance period.

Average Closing Stock Price is the average of the closing stock prices on each day of trading that occurs during a period of 30 consecutive calendar days that ends on and includes the day immediately prior to the last day of the applicable performance period (October 30). It does not include any prices for weekends or holidays.

Phantom Units for the 2015 Performance Period

For the performance period from November 1, 2014 to October 31, 2015, the Compensation Committee determined that the performance hurdles were not met, and no phantom unit awards were made.

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Example—Multi-Year Scenarios for the Senior Executive Pool for the November 2015-October 2018 Performance Periods

Multi-year payout scenarios for the 2015 through 2018 performance periods are shown below assuming constant rates of increase in TSV of 15%, 25% and 35%, respectively. A 15% constant annual increase in TSV over the period beginning November 1, 2015 through October 31, 2018 would result in a total of approximately 1.85 million phantom units being granted ratably from the senior executive pool over the period. A 35% constant annual increase in TSV would result in approximately 3.68 million phantom units being granted ratably from the senior executive pool over the period. The estimated phantom units to be issued based on 15% and 35% growth scenarios would represent approximately .78% and 1.56%, respectively, of our total shares outstanding as of December 31, 2015.

	3-year Annual Growth Rates in TSV
Estimated Awards for the Senior Executive Pool	15%	25%	35%
Start Share Price (for 11/1/2015 – 10/31/2016 Period)	$71.29	$71.29	$71.29
2018 Average Closing Share Price (10/31/2018)	$108.42	$139.24	$175.40
Total Shares O/S (mm)	236.8	236.8	236.8
TSV Growth thru 2018 ($ in mm)	$8,793.14	$16,090.15	$24,653.28
Applicable TSV Percentage for Senior Executive Pool	2%	2%	2%
Cumulative # Phantom Shares Granted thru 2018 (mm)	1.85	2.84	3.68
Cumulative Phantom Shares Granted as % of Total Shares O/S	0.78%	1.20%	1.56%

Due to the fact that the annual TSR performance hurdle was not met as of the end of the second performance period, there were no annual awards made in 2016 in respect of the November 2014 through October 2015 performance period.

The Company’s stock price on the NYSE MKT LLC (“NYSE MKT”) at the beginning of the third performance period (11/1/2015) was $49.11 (a market capitalization of $11.59 billion). In order to receive an award under the 2014-2018 LTIP for the third performance period (November 1, 2015 to October 31, 2016), our stock price would need to appreciate to in excess of $71.29 per share (a market capitalization of $16.88 billion) by October 31, 2016, which would require an approximately 45% increase in TSV during the third performance period. This is due to a high water mark established in the 2014-2018 LTIP to ensure phantom units could not be granted on the same appreciation in value repeatedly.

Vesting Schedule

Phantom units to the extent earned under the 2014-2018 LTIP will be granted at the end of each performance period and will be settled in cash upon vesting. The phantom units awarded for each performance period will vest in three installments, with one-third of the phantom units vesting and becoming payable on each of the first, second and third anniversaries of the date of grant. For the awards granted for the 2014 performance period, one-third of the phantom units vested and became payable on February 1, 2016; one-third will vest and become payable on February 1, 2017, and the remaining one-third will vest and become payable on February 1, 2018. No phantom units will be granted under the 2014-2018 LTIP in 2016 with respect to the 2015 performance period since all of the performance hurdles were not achieved.

Except as described below, plan participants will forfeit any unvested phantom units if the participant’s employment with the Company terminates for any reason prior to the applicable vesting dates. Any unvested phantom units will immediately vest and be payable to participants if (i) the Company terminates the participant’s employment without Cause or, in the case of executive officers, the executive officer terminates his or her employment with Good Reason (as defined under “Narrative to the Potential Payments upon Termination or Change-in-Control—Cash and Restricted Stock Awards”), (ii) the participant dies or incurs a Disability before such awards are fully vested, (iii) except in the case of a participant in the United Kingdom, the participant retires after age 65, or (iv) a Change of Control occurs (with each of these terms other than “Good Reason” as defined in the 2015 Long-Term Cash

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Incentive Plan). The following table shows the measurement periods, potential grant date and potential vesting schedules of the phantom units.

2015 Long-Term Performance Awards

A minimum annual TSR and annualized cumulative TSR performance hurdle of 8% must be achieved each performance period for the pools to be funded. While our Annualized Cumulative TSR growth was 17.7%, our Annual TSR was negative for the second performance period ending October 31, 2015. Due to the fact that all of these performance hurdles were not met as of October 31, 2015, there were no awards made in 2016 with respect to the second performance period.

Second Performance Period: 2015 Long-Term Performance Awards
Name	Title	Phantom Unit Award
Neal A. Shear	Director, Interim Chief Executive Officer and President	—
Charif Souki	Former Chairman, Chief Executive Officer and President	—
Michael J. Wortley	Senior Vice President and Chief Financial Officer	—
Meg A. Gentle	Executive Vice President—Marketing	—
Greg W. Rayford	Senior Vice President and General Counsel	—
R. Keith Teague	Executive Vice President—Asset Group	—

2014 Long-Term Performance Awards (granted in April 2015)

Based on our TSR of 101.9% and TSV Growth of $8.519 billion for the first performance period ending October 31, 2014, the Compensation Committee recommended and the Board approved the following awards for 2014 performance. The phantom units were granted on April 21, 2015, and vest in three installments, with one-third of the phantom units which vested and became payable on February 1, 2016, one-third vesting and becoming payable on February 1, 2017 and the remaining one-third vesting and becoming payable on February 1, 2018.

First Performance Period: 2014 Long-Term Performance Awards (granted in April 2015)
Name	Title	Phantom Unit Award
Neal A. Shear	Director, Interim Chief Executive Officer and President	—
Charif Souki	Former Chairman, Chief Executive Officer and President	1,100,000
Michael J. Wortley	Senior Vice President and Chief Financial Officer	170,000
Meg A. Gentle	Executive Vice President—Marketing	200,000
Greg W. Rayford	Senior Vice President and General Counsel	140,000
R. Keith Teague	Executive Vice President—Asset Group	170,000

Compensation and Benefits

We provide a limited number of other benefits to our NEOs that make our total compensation program competitive with the market.

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Benefits

We offer the same benefits package to all of our employees and executive officers.

•	The Cheniere Retirement Plan is a tax-qualified 401(k) savings plan pursuant to which we match 100% up to the lesser of 6% of salary deferrals or the maximum deferrals permitted by law.

•	We also offer all employees medical, dental and vision benefits and health and dependent care reimbursement arrangements.

•	In addition, employees are covered by short-term and long-term disability, basic life insurance equal to two times base salary and voluntary life (elective) insurance and accidental death and dismemberment insurance.

We do not offer a defined benefit pension plan to any of our employees or executive officers.

Perquisites

Perquisites are not a significant part of our compensation program and are provided to the executive officers on a limited basis. Because our executive officers’ duties require them to spend a significant amount of time traveling, the Company occasionally pays for charter flights for business purposes and owns a corporate plane. Our executive officers’ personal guests were permitted to fly with them on these flights on limited occasions in 2015 at nominal or no incremental cost to the Company. In addition, Mr. Souki occasionally used the corporate plane for personal reasons. We pay for the costs of overseas assignments for all of our employees, including Ms. Gentle who has been assigned to our London office.

Compensation Arrangements for Overseas and Foreign NEOs

Given the nature of our business, it is important to have key leaders working outside of the U.S. and these positions require certain compensation arrangements.

Outside of arrangements with overseas or foreign employees and a letter agreement with our Interim Chief Executive Officer and President, we do not have employment agreements with our NEOs.

Ms. Gentle currently serves as Executive Vice President-Marketing of the Company and President of Cheniere Marketing. She began serving as Senior Vice President-Marketing of the Company and President of Cheniere Marketing in June 2013. On July 24, 2013, the Compensation Committee approved an Assignment Letter for Ms. Gentle to assign her to the London office, effective August 19, 2013 with an end date of August 15, 2015. On June 10, 2015, the Compensation Committee approved an extension to her assignment to the London office, to extend the term until August 18, 2016, unless it is terminated earlier on three months’ written notice or extended by mutual agreement. Ms. Gentle’s assignment may also be terminated if any required visa or work permit in the U.K. is withdrawn or refused. Ms. Gentle remains an at-will employee of the Company at all times during her assignment, subject to the existing terms and conditions of her employment. Ms. Gentle also continues to be eligible to participate in the Company’s annual cash bonus program and long-term incentive plan. We have agreed to a tax equalization arrangement so that Ms. Gentle will receive the same amount of compensation, after taxes, while on assignment as she would have received had she remained a resident in the U.S. Ms. Gentle will also receive certain allowances in connection with her assignment. Additional information about Ms. Gentle’s Assignment Letter is provided below in the “Narrative to the Summary Compensation & Grants of Plan-Based Awards Tables.”

Change of Control Agreements

In 2008, the Compensation Committee approved Change of Control Agreements for certain employees of the Company, including the NEOs, which provide for a potential cash payment payable upon a change-in-control of the Company.

The Change of Control Agreements were adopted in recognition that the possibility of a change-in-control existed and that such possibility, and the uncertainty it may create, may result in the distraction or departure of employees to the detriment of the Company and its shareholders. The Change of Control Agreements were designed to ensure that certain employees designated by management and confirmed by the Compensation Committee were not unduly distracted by the circumstances attendant to the possibility of a change-in-control and to encourage their continued attention and dedication to our necessary operations.

The Change of Control Agreements provide for the same formula for all participating employees. Specifically, upon a change-in-control, a cash payment in an amount equal to one times (1x) the employees’ base salaries in effect at or immediately prior to the change-in-control will be payable to participating employees.

The cash payments are payable within 30 days of the effective date of the change-in-control. A cessation of an employee’s employment at the previously designated level (including as a result of death or disability) for any reason, a termination of an employee other than for Cause (as defined in the Change of Control Agreements) and a termination by the employee for good

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reason that occurs not more than three months prior to a change-in-control will be deemed to be a termination of employment pursuant to a change-in-control, provided the employee demonstrates that such cessation or termination of employment was at the request of a third party who has taken steps reasonably calculated to effect a change-in-control or the employee’s termination otherwise arose in connection with or in anticipation of a change-in-control.

The Change of Control Agreements expire on December 31 of each calendar year, but are automatically extended for an additional year each January 1 unless the Compensation Committee determines, and the Company provides notice to employees, that the Change of Control Agreements will not be extended. The Compensation Committee intends to review the Change of Control Agreements in 2016 prior to their extension.

Compensation Process

The Compensation Committee, with the support of an independent compensation consultant and management, handles the development and implementation of our executive compensation program. The Compensation Committee makes recommendations to the Board regarding our executive officers’ compensation for the Board’s final approval.

Role of the Compensation Committee and Board

The Compensation Committee reviews and approves the performance goals established by management which are required to be achieved in order for our executive officers to earn performance-based compensation. The performance goals are consistent with the strategic business plan of the Company. The Compensation Committee reviews and recommends to the Board for approval the annual compensation, including the competitiveness of each component of the total compensation package, for our CEO and each executive officer. Key components of this process include:

•	Evaluating the achievement of annual developmental, operating and corporate goals for the year to determine the total amount of the bonus pool for the annual cash bonus awards.

•	Reviewing, discussing and modifying, as appropriate, recommendations from the CEO on the base salaries and annual cash bonus awards for our executive officers. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Reviewing and recommending to the Board for approval long-term incentive awards for the CEO and executive officers.

•	Meeting in executive session to discuss and determine the amount of our CEO’s compensation.

Role of Management

Management and the Human Resources department support the Compensation Committee’s process.

•	All compensation recommendations reflect input from our Human Resources department and independent compensation consultant. Their recommendations are based on the Company’s performance and their review of external market data.

•	At the end of the year, the CEO proposes base salaries and annual cash bonus awards for our executive officers to the Compensation Committee which then reviews, discusses and modifies, as appropriate, these recommendations.

Role of the Independent Compensation Consultant

The independent compensation consultant reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. The independent compensation consultant attends Compensation Committee meetings on request and also meets with the Compensation Committee in executive session without management present.

In 2013, we engaged Pearl Meyer as our independent compensation consultant, and they served as our independent compensation consultant during 2014 and 2015.

With respect to engaging Pearl Meyer during 2015, we considered whether any conflict of interest existed under the SEC rules and NYSE MKT listing standards. We reviewed the following related to Pearl Meyer’s independence: (1) other services provided to us by Pearl Meyer; (2) fees paid by us as a percentage of Pearl Meyer’s total revenue; (3) policies or procedures maintained by Pearl Meyer that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and Pearl

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Meyer or the individual consultants involved in the engagement. We concluded that there were no conflicts of interest that prevented Pearl Meyer from serving as an independent consultant to the Compensation Committee on executive compensation matters.

Peer Group and Benchmarking

Each year, the Compensation Committee, with the assistance of management and our independent compensation consultant, reviews external market data to determine the competitiveness of the total compensation package of our executive officers. The market data selected is representative of the energy industry within which we operate and includes companies with similar business activities and with which we compete for executive talent.

The Compensation Committee reviews the following components of each executive officer’s compensation relative to the amount paid to executives in similar positions within the market data: base salaries, annual cash bonuses and long-term incentive awards. The market data serves as a point of reference for measuring the compensation of each of our executive officers, but individual compensation decisions are made based on a combination of considerations, including the Company’s overall performance; the individual roles, responsibilities and performance of each of our executive officers and market competitiveness. The Compensation Committee does not adhere to a rigid benchmarking process in setting compensation; rather, information is used as a market reference for the Compensation Committee.

Survey Data & Peer Group

With assistance from management and Pearl Meyer, the Compensation Committee reviews our executive officers’ compensation against both nationally recognized published survey data, as well as proxy data from our peer group.

The following peer group was used as a market reference to our executive officers’ compensation in 2015.

2015 Peer Group
•AES Corp.	•NRG Energy Inc.
•AGL Resources Inc.	•ONEOK, Inc.
•Calpine Corp.	•Plains All American Pipeline, L.P.
•CMS Energy Corp.	•Questar Corporation
•Dynegy Inc.	•Regency Energy Partners LP
•Enbridge Energy Partners, L.P.	•Sempra Energy
•EQT Corporation	•Spectra Energy Corp.
•MarkWest Energy Partners, L.P.

In the fourth quarter of 2015, the Compensation Committee reviewed the Company’s peer group with its independent compensation consultant and management and determined to make adjustments to the peer group. Several factors were considered in making changes to the peer group, including market capitalization, enterprise value, public versus privately- held, industry focus, operating characteristics and stock price correlation.

AES Corp., AGL Resources Inc., Enbridge Energy Partners, L.P., EQT Corporation, NRG Energy Inc., Questar Corporation and Regency Energy Partners LP were removed from the peer group due to the size, industry, performance and/or acquisition activity. Ameren Corporation, Dominion Resources, Inc., DTE Energy Company, Enbridge Inc., Energy Transfer Equity, L.P., Enterprise Products Partners L.P., Kinder Morgan, Inc., Magellan Midstream Partners, L.P., PG&E Corporation, Public Service Enterprise Group Inc., Targa Resources Corp. and TransCanada Corporation were added to the peer group due to their similarities to the Company compared to the companies removed from the peer group.

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The following peer group was used as a market reference to our executive officers’ compensation in 2016 with the Company near the 50th percentile in terms of market capitalization and enterprise value of the companies included therein.

2016 Peer Group
•Calpine Corp.	•DTE Energy Company
•CMS Energy Corp.	•Enbridge Inc.
•Dynegy Inc.	•Energy Transfer Equity, L.P.
•MarkWest Energy Partners, L.P.	•Enterprise Products Partners L.P.
•ONEOK, Inc.	•Kinder Morgan, Inc.
•Plains All American Pipeline, L.P.	•Magellan Midstream Partners, L.P.
•Sempra Energy	•PG&E Corporation
•Spectra Energy Corp.	•Public Service Enterprise Group Inc.
•Ameren Corporation	•Targa Resources Corp.
•Dominion Resources, Inc.	•TransCanada Corporation

Other Considerations

Stock Ownership Guidelines

Our Board believes that significant stock ownership by our executive officers strengthens their alignment with shareholders and demonstrates the executive officers’ commitment to the Company. We have implemented rigorous stock ownership guidelines as detailed below.

Stock Ownership Guidelines for Non-Employee Directors and Executive Officers
Position	Stock Ownership Guidelines
Non-Employee Directors	50% of the director’s annual compensation awarded for each of his/her 3 most recent service years
Chairman, CEO and President	5x notional base salary ($1,000,000 salary assumed)
Executive Vice Presidents and Senior Vice Presidents	2x base salary

All non-employee directors and executive officers are expected to be in full compliance with the guidelines within five years of initial appointment to a position subject to the guidelines, with certain ownership thresholds that must be met in the interim period. If a non-employee director or executive officer is not in compliance with the guidelines, he or she is required to retain the entire after-tax value of Company stock received upon the vesting of stock awards and the exercise of stock options until the interim threshold requirements or compliance with the guidelines is achieved. The Board recognizes that there may be occasions in which the guidelines place a severe hardship on the individual and has delegated discretion to the Governance and Nominating Committee to determine whether an exemption should be granted to the individual in such instances. All of our non-employee directors and executive officers are in compliance with the guidelines.

Additional Considerations

The Compensation Committee will continue to evaluate further changes to its compensation policies and practices. We will at all times comply with SEC and NYSE MKT required compensation recoupment policies and practices, and intend to evaluate our current clawback practices and update our related policies and practices in the future.

Tax and Accounting Considerations

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code and design our compensation programs with the intent that they comply with Section 409A of the

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	45

Internal Revenue Code. We generally seek to preserve tax deductions for executive compensation but recognize that it may be beneficial to grant compensation that is not fully tax deductible when we believe it is in the best interests of the Company and our shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Nuno Brandolini, Chairman

Heather R. Zichal

David B. Kilpatrick

Samuel Merksamer

SUMMARY COMPENSATION

The following table and narrative text sets forth the total compensation awarded to, earned by or paid to our Chief Executive Officer (“CEO”), Chief Financial Officer and three other most highly compensated executive officers for 2015, who are referred to as our “NEOs” in the following compensation tables. Effective December 12, 2015, Charif Souki ceased to serve as our Chairman, CEO and President, and Neal Shear began serving as our Interim CEO and President. The total 2015 compensation for Messrs. Souki and Shear is reported in the below table.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)
Neal A. Shear(6) Interim Chief Executive Officer and President	2015	$38,462	—	—	—	$1,309,333	—	$24,516	$1,372,311
Charif Souki(7) Former Chairman, Chief Executive Officer and President	2015	$1	—	—	—	$53,819,000	—	$222,014	$54,041,015
	2014	$800,000	$2,400,000	—	—	$4,200,000	—	$291,346	$7,691,346
	2013	$800,000	$3,680,000	$132,930,000	—	$4,200,000	—	$339,280	$141,949,280
Michael J. Wortley Senior Vice President and Chief Financial Officer	2015	$565,385	$436,800	—	—	$13,186,000	—	$16,278	$14,204,463
	2014	$503,846	$900,000	—	—	$96,000	—	$16,138	$1,515,984
	2013	$325,000	$500,000	$7,428,167	—	$96,000	—	$18,938	$8,368,105
Meg A. Gentle Executive Vice President—Marketing	2015	$630,000	$486,720	—	—	$16,000,000	—	$1,509,755	$18,626,495
	2014	$578,654	$1,000,000	—	—	$600,000	—	$1,056,605	$3,235,259
	2013	$420,000	$935,000	$18,990,000	—	$600,000	—	$776,238	$21,721,238
Greg W. Rayford Senior Vice President and General Counsel	2015	$565,385	$436,800	—	—	$11,260,000	—	$20,978	$12,283,163
	2014	$519,231	$700,000	—	—	$480,000	—	$20,182	$1,719,413
	2013	$375,000	$750,000	$15,192,000	—	$480,000	—	$19,512	$16,816,512
R. Keith Teague Executive Vice President—Asset Group	2015	$565,385	$436,800	—	—	$13,570,000	—	$20,978	$14,593,163
	2014	$519,231	$900,000	—	—	$480,000	—	$20,182	$1,919,413
	2013	$375,000	$800,000	$15,192,000	—	$480,000	—	$19,512	$16,866,512

(1)	This column represents the base salary earned, including any amounts invested by the NEOs in the Company’s Retirement Plan. The Company’s Retirement Plan is described in the CD&A under “Compensation and Benefits.”

(2)	This column represents the cash bonus awards paid to the NEOs for performance for each respective year. Mr. Souki’s employment with the Company terminated on December 12, 2015. He did not receive a cash bonus award in 2015.

46	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

(3)	The amounts in this column reflect the grant date fair value of awards, computed in accordance with stock-based compensation accounting rules. Values for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating the award values may be found in Note 13 to our 2015 audited financial statements beginning on page 94 of our Form 10-K filed with the SEC on February 18, 2016.

On February 18, 2013, Messrs. Souki, Wortley, Teague and Rayford and Ms. Gentle were each granted a long-term incentive award (“LTI Award”) for construction of Trains 3 and 4 of the SPL Project in the form of restricted stock. A portion of their LTI Award was granted as a Milestone Award, and a portion was granted as a Stock Price Award. The amount in this column for 2013 includes the grant date fair value of the LTI Awards as follows: the Milestone Awards had a grant date fair value of $21.57 ($21.63 for Mr. Wortley), 50% of the Stock Price Awards ($25 stock price hurdle) had a grant date fair value of $20.67 ($20.94 for Mr. Wortley) and 50% of the Stock Price Awards ($35 stock price hurdle) had a grant date fair value of $19.65 ($19.88 for Mr. Wortley). The first installment of 30% of the Milestone Awards vested upon the closing of financing and issuance of NTP to commence construction of Trains 3 and 4 of the SPL Project on May 28, 2013. The second installment of 20% of the Milestone Awards vested upon payment of 60% of the original contract price of the EPC contract on October 1, 2014. The remaining installments will vest for Messrs. Wortley, Teague and Rayford and Ms. Gentle as follows: (i) 20% will vest upon substantial completion of Train 4 of the SPL Project and (ii) 30% will vest on the first anniversary of substantial completion of Train 4 of the SPL Project. Mr. Souki’s employment with the Company terminated on December 12, 2015. The remaining installments of Mr. Souki’s Milestone Award that were unvested immediately prior to his termination will vest upon satisfaction of the milestones. The Stock Price Awards vested in two 50% installments based on the achievement of $25 and $35 average Company stock price hurdles. On May 22, 2013, the first installment of 50% of the Stock Price Awards vested based on the achievement of an average closing stock price of the Company (as reported on the NYSE MKT LLC) of $25, and on December 6, 2013, the second installment of 50% of the Stock Price Awards vested based on the achievement of an average closing stock price of the Company of $35 (as reported on the NYSE MKT LLC).

(4)	The amounts in this column include the grant date fair value of the phantom units described below (other than for Mr. Souki, whose phantom units are valued at the closing price of the Company’s common stock on the last trading day prior to his termination), computed in accordance with applicable accounting rules, and the fourth installment of the LTI Awards described below.

For Mr. Shear, the amount in this column reflects the grant date fair value ($36.04) of 36,330 phantom units granted to him on December 18, 2015 as an Incentive Award. Mr. Shear’s phantom units vest on June 15, 2016. If, prior to the earliest to occur of (1) June 15, 2016, (2) the date on which a successor chief executive officer begins service to the Company and (3) the consummation of a change of control of the Company, Mr. Shear’s employment with the Company is terminated (a) by the Company for Cause (as provided for in his compensatory agreement) or (b) due to Mr. Shear’s voluntary resignation without Good Reason (as provided for in his compensatory agreement), then Mr. Shear will forfeit the Incentive Award. The amount in this column does not include the grant date fair value ($72.31) of the shares of restricted stock that Mr. Shear received on June 11, 2015 as compensation for his service as a director (the fair market value of the underlying shares on the date of his director grant was $200,009).

On April 21, 2015, Messrs. Souki, Wortley, Teague and Rayford and Ms. Gentle were each granted long-term, cash-settled phantom unit awards for the growth in our market capitalization measured by the change in total shareholder value (“TSV”) above certain thresholds.

For Messrs. Wortley, Rayford and Teague and Ms. Gentle, these cash-settled phantom units have a grant date fair value of $77.00 and will vest and become payable in three equal installments. The first installment vested on February 1, 2016 (with a fair market value of $29.28). The remaining installments will vest on February 1, 2017 and February 1, 2018. Mr. Souki’s 1,100,000 phantom units vested on December 12, 2015 (with such phantom units having a fair market value of $45,419,000 on December 11, 2015, the most recent trading day prior to his termination).

In addition, upon the issuance of NTP to commence construction of Trains 1 and 2 of the SPL Project on August 9, 2012, Messrs. Souki, Wortley, Teague, Rayford and Ms. Gentle were each granted an LTI Award. A portion of their LTI Award for construction of Trains 1 and 2 of the SPL Project was granted as a cash award. The cash awards vest and are paid in five equal annual installments of 20%. The first, second, third and fourth installments were paid on August 9, 2012, August 9, 2013, August 9, 2014 and August 9, 2015, respectively. The August 9, 2015 installment of the LTI Awards is included in the amounts in this column. The remaining installment will vest on August 9, 2016; provided that the remaining installment for Mr. Souki vested upon the termination of his employment with the Company.

(5)	This column represents all other compensation not reported in the previous columns, including the costs to the Company of providing certain perquisites and other personal benefits, payment of insurance premiums and matching contributions allocated by the Company pursuant to the Company’s Retirement Plan.

(6)	For Mr. Shear, the amount in this row represents the pro rata amount of the $1,000,000 annual salary for his role as Interim Chief Executive Officer and President from December 12, 2015 through the end of 2015. This row does not include the compensation that Mr. Shear received for his role as an independent director during 2015, prior to December 12, 2015.

(7)	Effective December 12, 2015, Mr. Souki’s employment as CEO and President of the Company was terminated.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	47

All Other Compensation included in the Summary Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($)(1)	Insurance Premiums ($)(2)	Company Contributions to Retirement and 401(k) Plans ($)(3)	Total ($)
	2015	$24,516	—	—	$24,516
Neal A. Shear	2014	—	—	—	—
	2013	—	—	—	—
	2015	$220,634	$1,380	$0	$222,014
Charif Souki	2014	$290,206	$1,140	$0	$291,346
	2013	$337,600	$1,680	$0	$339,280
	2015	$3,698	$1,380	$11,200	$16,278
Michael J. Wortley	2014	$2,598	$1,140	$12,400	$16,138
	2013	$2,880	$1,248	$14,810	$18,938
	2015	$1,492,475	$1,380	$15,900	$1,509,755
Meg A. Gentle	2014	$1,039,865	$1,140	$15,600	$1,056,605
	2013	$760,017	$1,411	$14,810	$776,238
	2015	$3,698	$1,380	$15,900	$20,978
Greg W. Rayford	2014	$3,442	$1,140	$15,600	$20,182
	2013	$3,442	$1,260	$14,810	$19,512
	2015	$3,698	$1,380	$15,900	$20,978
R. Keith Teague	2014	$3,442	$1,140	$15,600	$20,182
	2013	$3,442	$1,260	$14,810	$19,512

(1)	The amount in this column includes the aggregate incremental cost to the Company attributable to a parking space in our office building for Messrs. Souki, Wortley, Teague and Rayford and Ms. Gentle. The amount in this column for Mr. Shear includes a pro rata portion of a $40,000 per month housing and travel stipend provided to Mr. Shear to compensate him for personal housing and travel expenses incurred in connection with his service as Interim CEO and President.

During 2015, Mr. Souki’s personal guests flew with him on Company-chartered aircraft and the corporate plane on several occasions, and Mr. Souki occasionally used the corporate plane for personal reasons. The amount in this column for Mr. Souki for 2015 also includes the aggregate incremental cost to the Company for Mr. Souki’s personal use of the corporate plane in the amount of $217,090. We determine the aggregate incremental cost of the personal use of the company plane by reference to a cost-per-flight-hour charge developed by a nationally-recognized and independent service. The cost-per-flight-hour charge reflects the direct operating cost of the aircraft, including fuel, aircraft landing and parking, as well as an allocable allowance for maintenance and engine restoration. Fixed costs that do not change based on usage, such as pilot salaries, depreciation and insurance, are not included. No compensation relating to personal guests is included in the table for 2015 since the aircraft could accommodate additional passengers at no additional incremental cost to the Company.

During 2014, Mr. Souki’s personal guests flew with him on Company-chartered aircraft and the corporate plane on several occasions, and Mr. Souki occasionally used the corporate plane for personal reasons. The amount in this column for Mr. Souki for 2014 also includes the aggregate incremental cost to the Company for Mr. Souki’s personal use of the corporate plane in the amount of $286,764. We determine the aggregate incremental cost of the personal use of the company plane by reference to a cost-per-flight-hour charge developed by a nationally-recognized and independent service. The cost-per-flight-hour charge reflects the direct operating cost of the aircraft, including fuel, aircraft landing and parking, as well as an allocable allowance for maintenance and engine restoration. Fixed costs that do not change based on usage, such as pilot salaries, depreciation and insurance, are not included. No compensation relating to personal guests is included in the table for 2014 since the aircraft could accommodate additional passengers at no additional incremental cost to the Company.

During 2013, Mr. Souki’s personal guests flew on and Mr. Souki used Company-chartered aircraft to commute to the Company’s headquarters on several occasions. The amount in this column for Mr. Souki for 2013 also includes the aggregate incremental cost to the Company for Mr. Souki’s personal use of Company-chartered aircraft in the amount of $334,159, determined on a per flight basis based on average costs over the course of the year. No compensation relating to personal guests is included in the table for 2013 since the aircraft could accommodate additional passengers at no additional incremental cost to the Company.

For 2015, the amount in this column for Ms. Gentle also includes the costs paid by the Company in relation to Ms. Gentle’s assignment in the U.K. These costs include the following: housing and utility costs in the amount of $377,181, a cost of living differential payment, a car allowance, education expenses, medical benefits and home travel expenses for Ms. Gentle and her family, tax preparation services, tax equalization payments in the amount of $739,385 (500,824 GBP) and a gross-up payment for taxes in the amount of $35,011 so that Ms. Gentle would receive the same amount of compensation, after taxes, while on

48	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

assignment as she would have received had she remained a resident of the U.S. Costs paid by the Company for housing and utilities, the car allowance, education expenses, medical benefits and the tax equalization payment were paid for Ms. Gentle in British Pounds Sterling, and this table represents the U.S. Dollar equivalent of the costs based on monthly exchange rate conversions from British Pounds Sterling. Ms. Gentle’s personal guest flew on Company-chartered aircraft on one occasion. No compensation relating to personal guests is included in the table for 2015 since the aircraft could accommodate additional passengers at no additional incremental cost to the Company.

For 2014, the amount in this column for Ms. Gentle also includes the costs paid by the Company in relation to Ms. Gentle’s assignment in the U.K. These costs include the following: housing and utility costs in the amount of $342,597, a cost of living differential payment, a car allowance, education expenses, medical benefits and home travel expenses for Ms. Gentle and her family, tax preparation services, tax equalization payments in the amount of $454,229 (267,302 GBP) and a gross-up payment for taxes in the amount of $24,356 so that Ms. Gentle would receive the same amount of compensation, after taxes, while on assignment as she would have received had she remained a resident of the U.S. Costs paid by the Company for housing and utilities, the car allowance, education expenses, medical benefits and the tax equalization payment were paid for Ms. Gentle in British Pounds Sterling, and this table represents the U.S. Dollar equivalent of the costs based on monthly exchange rate conversions from British Pounds Sterling. Ms. Gentle’s personal guest flew on Company-chartered aircraft on one occasion. No compensation relating to personal guests is included in the table for 2014 since the aircraft could accommodate additional passengers at no additional incremental cost to the Company.

For 2013, the amount in this column for Ms. Gentle also includes the costs paid by the Company in relation to Ms. Gentle’s assignment in the U.K. These costs include the following: housing and utility costs in the amount of $134,962, a cost of living differential payment, a disturbance allowance; education expenses, medical benefits and relocation, moving and travel expenses for Ms. Gentle and her family, and a lump-sum tax equalization payment in the amount of $392,960 (236,289 GBP) and a gross-up payment for taxes in the amount of $17,785 so that Ms. Gentle would receive the same amount of compensation, after taxes, while on assignment as she would have received had she remained a resident in the U.S. The amount for Ms. Gentle that is reported in this table for housing and utility costs for 2013 represents the U.S. dollar equivalent based on monthly exchange rate conversions from British Pounds Sterling. The amount for Ms. Gentle that is reported in this table for the tax equalization payment for 2013 represents the U.S. dollar equivalent based on the December 26, 2013 exchange rate of 1 GBP to 1.66305 USD.

(2)	The amounts in this column reflect insurance premiums payable for basic term life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. This benefit is available to all employees of the Company. For 2015, the amounts in this column also reflect insurance premiums payable for accidental death and dismemberment life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000.

(3)	With the exception of Messrs. Shear and Souki, the amounts in this column reflect matching contributions allocated by the Company to each of the NEOs pursuant to the Company’s Retirement Plan.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	49

Grants of Plan-Based Awards

The following table and narrative text describe the plan-based awards made during 2015 valued at fair market value on the date of grant.

Grants of Plan-Based Awards During Fiscal Year 2015

Name	Grant Date	Plan	Units Granted Under Non-Equity Incentive Plan Awards (#)(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Neal A. Shear(3)	12/18/2015	2015 Long- Term Cash Incentive Plan	36,330	—	—	—	—	—	—	—	—	—	—
Charif Souki(4)	04/21/2015	2014 – 2018 Long-Term Cash Incentive Plan	1,100,000	—	—	—	—	—	—	—	—	—	—
Michael J. Wortley	04/21/2015	2014 – 2018 Long-Term Cash Incentive Plan	170,000	—	—	—	—	—	—	—	—	—	—
Meg A. Gentle	04/21/2015	2014 – 2018 Long-Term Cash Incentive Plan	200,000	—	—	—	—	—	—	—	—	—	—
Greg W. Rayford	04/21/2015	2014 – 2018 Long-Term Cash Incentive Plan	140,000	—	—	—	—	—	—	—	—	—	—
R. Keith Teague	04/21/2015	2014 – 2018 Long-Term Cash Incentive Plan	170,000	—	—	—	—	—	—	—	—	—	—

(1)	For all NEOs except Messrs. Souki and Shear, this column reflects the number of cash-settled phantom units (grant date fair value ($77.00)) that will vest and become payable in three equal installments beginning on February 1, 2016. The first installment vested on February 1, 2016 with a fair market value of $29.28 on February 1, 2016. The remaining installments will vest on February 1, 2017 and February 1, 2018. For Mr. Souki, all of the installments vested upon the termination of his employment with the Company on December 12, 2015 and were paid on February 10, 2016. For Mr. Shear, these columns represent the number and grant date fair value ($36.04) of phantom units granted to him on December 18, 2015 as an Incentive Award. Mr. Shear’s phantom units vest on June 15, 2016. If, prior to the earliest to occur of (1) June 15, 2016, (2) the date on which a successor chief executive officer begins service to the Company and (3) the consummation of a change of control of the Company, Mr. Shear’s employment with the Company is terminated (a) by the Company for Cause (as provided for in his compensatory agreement) or (b) due to Mr. Shear’s voluntary resignation without Good Reason (as provided for in his compensatory agreement), then Mr. Shear will forfeit the Incentive Award.

(2)	The estimated possible payout is not determinable because payout will be determined by the fair market value on the dates of vesting.

(3)	On December 18, 2015, Mr. Shear was granted 36,330 phantom units in connection with his appointment as Interim Chief Executive Officer and President. This does not include the 2,766 shares related to Mr. Shear’s prior services as a director, which were granted on June 11, 2015 (the fair market value of the underlying shares on the date of his director grant was $200,009).

(4)	Effective December 12, 2015, Mr. Souki’s employment as President and Chief Executive Officer of the Company was terminated. Mr. Souki’s 1,100,000 phantom units vested on December 12, 2015 (with such phantom units having a fair market value of $45,419,000 on December 11, 2015, the most recent trading day prior to his termination, as set forth in the table below).

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The following table and narrative text describe the phantom unit awards made during 2015 valued at fair market value on the date of grant compared to the fair market value of such phantom unit awards on December 31, 2015 (other than for Mr. Souki). The amounts reported at year end are supplemental to the SEC-required disclosure in the table above.

		Upon Grant(1)			At Year End(2)
Name	Plan	Grant Date	Number of Units Granted	Fair Market Value	Fair Market Value
Neal A. Shear(3)	2015 Long-Term Cash Incentive Plan	12/18/2015	36,330	$1,309,333	$1,353,293
Charif Souki(4)	2014 – 2018 Long- Term Cash Incentive Plan	4/21/2015	1,100,000	$84,700,000	$45,419,000
Michael J. Wortley	2014 – 2018 Long- Term Cash Incentive Plan	4/21/2015	170,000	$13,090,000	$6,332,500
Meg A. Gentle	2014 – 2018 Long- Term Cash Incentive Plan	4/21/2015	200,000	$15,400,000	$7,450,000
Greg W. Rayford	2014 – 2018 Long-Term Cash Incentive Plan	4/21/2015	140,000	$10,780,000	$5,215,000
R. Keith Teague	2014 – 2018 Long- Term Cash Incentive Plan	4/21/2015	170,000	$13,090,000	$6,332,500

(1)	For all NEOs except Messrs. Souki and Shear, these columns reflect the number of cash-settled phantom units and grant date fair value ($77.00) that will vest and become payable in three equal installments beginning February 1, 2016. The first installment vested on February 1, 2016 with a fair market value of $29.28 on February 1, 2016. The remaining installments will vest on February 1, 2017 and February 1, 2018. For Mr. Souki, all of the installments vested upon the termination of his employment with the Company on December 12, 2015 and were paid on February 10, 2016. For Mr. Shear, these columns represent the number and grant date fair value ($36.04) of phantom units granted to him on December 18, 2015 as an Incentive Award. Mr. Shear’s phantom units vest on June 15, 2016. If, prior to the earliest to occur of (1) June 15, 2016, (2) the date on which a successor chief executive officer begins service to the Company and (3) the consummation of a change of control of the Company, Mr. Shear’s employment with the Company is terminated (a) by the Company for Cause (as provided for in his compensatory agreement) or (b) due to Mr. Shear’s voluntary resignation without Good Reason (as provided for in his compensatory agreement), then Mr. Shear will forfeit the Incentive Award.

(2)	For all NEOs except Mr. Souki, this column reflects the fair market value on December 31, 2015 ($37.25). For Mr. Souki, this column reflects the fair market value of the cash-settled phantom units ($41.29) that vested on December 12, 2015 in connection with his termination, valued on December 11, 2015, the most recent trading day prior to his termination.

(3)	On December 18, 2015, Mr. Shear was granted 36,330 Phantom Units in connection with his appointment as Interim CEO and President. This does not include the 2,766 shares of restricted stock related to Mr. Shear’s prior service as a director, which were granted on June 11, 2015 (the fair market value of the underlying shares on the date of the director grant was $200,009).

(4)	Effective December 12, 2015, Mr. Souki’s employment as President and CEO of the Company was terminated.

Narrative to the Summary Compensation & Grants of Plan-Based Awards Tables

Compensatory Arrangements for Certain Executive Officers

On July 24, 2013, the Compensation Committee approved an Assignment Letter for Ms. Gentle to assign her to the London office, effective August 19, 2013. On June 16, 2015, Ms. Gentle’s assignment was extended and will continue until August 18, 2016, unless it is terminated earlier on three months’ written notice or extended by mutual agreement. Ms. Gentle’s assignment may also be terminated if any required visa or work permit in the U.K. is withdrawn or refused. Ms. Gentle remains an at-will employee of the Company at all times during her assignment, subject to the existing terms and conditions of her employment. Ms. Gentle also continues to be eligible to participate in the Company’s bonus plan and any other incentive plan arrangements that may be approved by the Compensation Committee. Pursuant to the Assignment Letter, the Company agreed to a tax equalization arrangement so that Ms. Gentle will receive the same amount of compensation, after taxes, while on assignment as she would have received had she remained a resident in the United States. Ms. Gentle will also receive certain allowances in connection with her assignment. Ms. Gentle’s Assignment Letter is also described in the CD&A under “Compensation Arrangements for Overseas or Foreign NEOs.”

For a discussion regarding the compensatory arrangement between the Company and Mr. Shear for his service as Interim CEO and President, see page 34 of this Proxy Statement.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	51

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table reflects the number of securities underlying unexercised stock options held by the NEOs as of December 31, 2015, the exercise price of the unexercised stock options and the date of expiration of the unexercised stock options. The table also reflects the total number and aggregate value of unvested restricted stock held by the NEOs as of December 31, 2015.

Outstanding Equity Awards at December 31, 2015

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable		Unexercisable
Neal A. Shear	—		—	—	—	—	5,562	(2)	$207,185	—	—
Charif Souki(3)	—		—	—	—	—	2,100,000	(4)	$78,225,000	—	—
Michael J. Wortley	1,500	(5)	—	—	$33.39	09/05/2016	20,000	(6)	$745,000	—	—
	—		—	—	—	—	116,666	(4)	$4,345,809	—	—
Meg A. Gentle	—		—	—	—	—	125,000	(6)	$4,656,250	—	—
	—		—	—	—	—	300,000	(4)	$11,175,000	—	—
Greg W. Rayford	—		—	—	—	—	100,000	(6)	$3,725,000	—	—
	—		—	—	—	—	240,000	(4)	$8,940,000	—	—
R. Keith Teague	—		—	—	—	—	100,000	(6)	$3,725,000	—	—
	—		—	—	—	—	240,000	(4)	$8,940,000	—	—

(1)	The values represented in this column have been calculated by multiplying $37.25, the closing price of our common stock on December 31, 2015, by the number of shares of unvested restricted stock.

(2)	These are shares of restricted stock that Mr. Shear was granted as an independent director.

(3)	Mr. Souki’s employment with the Company was terminated on December 12, 2015. In connection with Mr. Souki’s termination, the shares of restricted stock of the Company that were granted to Mr. Souki as the equity portion of his LTI Award for construction of Trains 1 and 2 of the SPL Project vested in full.

(4)	These are shares of unvested restricted stock of the Company that were granted to Messrs. Souki, Teague, Wortley and Rayford and Ms. Gentle as their Milestone Awards for construction of Trains 3 and 4 of the SPL Project. The first installment of 30% of the Milestone Awards vested upon the closing of financing and issuance of NTP to commence construction of Trains 3 and 4 of the SPL Project on May 28, 2013. The second installment of 20% of the Milestone Awards vested upon payment of 60% of the original contract price of the EPC contract on October 1, 2014. The remaining installments of the Milestone Awards will vest as follows: (i) 20% will vest upon substantial completion of Train 4 of the SPL Project and (ii) 30% will vest on the first anniversary of substantial completion of Train 4 of the SPL Project. For Mr. Souki, these are shares of unvested restricted stock of the Company that were granted to Mr. Souki in connection with the construction of Trains 3 and 4 of the SPL Project, which shares will vest upon satisfaction of the milestones.

(5)	These stock options were granted as part of a special grant Mr. Wortley received in 2006 and are fully vested.

(6)	These are shares of unvested restricted stock of the Company that were granted to Messrs. Teague, Wortley and Rayford and Ms. Gentle as the equity portion of their LTI Award for construction of Trains 1 and 2 of the SPL Project. The shares of restricted stock were granted upon issuance of NTP to commence construction of Trains 1 and 2 of the SPL Project on August 9, 2012. The first installment of 35% of the restricted stock awards vested immediately and the second, third, and fourth installments of 10%, 15% and 15% of the restricted stock awards vested on August 9, 2013, August 9, 2014, and August 9, 2015 which were the first, second, and third anniversaries, respectively, of the issuance of NTP to commence construction of Trains 1 and 2 of the SPL Project. The remaining installments will vest on the fourth anniversary of the issuance of NTP to commence construction of Trains 1 and 2 of the SPL Project.

52	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the stock options exercised by the NEOs during 2015 and their restricted stock that vested during 2015. The number of securities for which stock options were exercised (if any) and the aggregate dollar value realized upon the exercise of such stock options is reflected in the table. The number of shares of restricted stock that vested and the aggregate dollar value realized upon the vesting of such restricted stock is also reflected in the table.

Option Exercises and Stock Vested During Fiscal Year 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Neal A. Shear(3)	—	—	5,931	$417,246
Charif Souki(4)	—	—	1,400,000	$72,065,000
Michael J. Wortley	—	—	12,000	$821,400
Meg A. Gentle	—	—	75,000	$5,133,750
Greg W. Rayford	—	—	110,000	$8,138,500
R. Keith Teague	—	—	60,000	$4,107,000

(1)	The value in this column for stock options exercised by the NEOs during 2015 has been calculated by determining the difference between the per share fair market value of the underlying shares on the date of exercise and the exercise price of the stock options.

(2)	The value in this column for the NEOs’ restricted stock that vested during 2015 has been calculated by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares of restricted stock that vested.

(3)	Mr. Shear held restricted stock related to his service as a member of the Board that vested on June 10, 2015. The fair market value of the underlying shares on the date of vesting was $417,246.

(4)	The vesting of 875,000 shares of restricted stock were accelerated on December 12, 2015 in connection with Mr. Souki’s termination.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table and narrative text describe the potential value that the NEOs would receive upon accelerated vesting of their outstanding equity grants and change-in-control cash payments assuming certain triggering events occurred on December 31, 2015. The value shown in the table assumes a December 31, 2015 termination date and uses the closing price of our common stock of $37.25, as reported on the NYSE MKT LLC on December 31, 2015. All amounts are estimates of the amounts which would be realized upon the triggering event. The actual value of the amounts can only be determined at the time such NEO leaves the Company.

Potential Payments upon Termination or Change-in-Control Assuming Termination Event Occurs on December 31, 2015

Name	Change of Control Plan - Cash Payment (1)	Date of Grant	Number of Unvested Stock Options	Amount of Unvested Long-Term Commercial Cash Awards	Number of Unvested Restricted Shares or Phantom Units		Benefit	Termination without Cause ($)		Termination with Good Reason ($)		Death or Disability ($)		Immediately upon Change-in- Control ($)		Termination Without Cause or by the NEO for Good Reason w/in One Year of Change-in- Control ($)
Neal A.Shear		9/11/2014			1,885	(2)	Vesting	$70,216	(2)	$70,216	(2)	$70,216	(2)	—		—
	—	6/11/2015	—	—	2,766	(2)	Vesting	$103,034	(2)	$103,034	(2)	$103,034	(2)	—		—
	—	12/18/2015	—	—	36,330	(2)	Vesting	$1,353,293	(2)	$1,353,293	(2)	$1,353,293	(2)	—		—
	—	12/18/2015	—	—	—		—	$1,500,000	(2)	$1,500,000	(2)	$1,500,000	(2)	—		—
	Total Potential Payment Upon Termination or Change-in-Control							$3,026,543		$3,026,543		$3,026,543		—		—
Charif Souki	$1	—	—	—	—		—	—		—		—		$1	(1)	—
	—	8/9/2012	—	$4,200,000	875,000	(3)	Vesting	$40,328,750	(3)	—		—		—		—
	—	2/18/2013	—	—	2,100,000	(4)	Vesting	—		—		—		—		—
	—	4/21/2015	—	—	1,100,000	(5)	Vesting	$45,419,000	(5)	—		—		—		—
	Total Potential Payment Upon Termination or Change-in-Control							$85,747,750		—		—		$1		—
Michael J. Wortley	$546,000	—	—	—	—		—	—		—		—		$546,000	(1)	—
	—	8/9/2012	—	$96,000	20,000	(3)	Vesting	$841,000	(3)	$841,000	(3)	$841,000	(3)	$841,000	(3)	—
	—	2/18/2013	—	—	116,666		Vesting	—		—		—		—		$4,345,809	(4)
	—	4/21/2015	—	—	170,000	(5)	Vesting	$6,332,500	(5)	$6,332,500	(5)	$6,332,500	(5)	$6,332,500	(5)	—
	Total Potential Payment Upon Termination or Change-in-Control							$7,173,500		$7,173,500		$7,173,500		$7,719,500		$4,345,809
Meg A. Gentle	$608,400	—	—	—	—		—	—		—		—		$608,400	(1)	—
	—	8/9/2012	—	$600,000	125,000	(3)	Vesting	$5,256,250	(3)	$5,256,250	(3)	$5,256,250	(3)	$4,656,250	(3)	—
	—	2/18/2013	—	—	300,000		Vesting	—		—		—		—		$11,175,000	(4)
	—	4/21/2015	—	—	200,000	(5)	Vesting	$7,450,000	(5)	$7,450,000	(5)	$7,450,000	(5)	$7,450,000	(5)	—
	Total Potential Payment Upon Termination or Change-in-Control							$12,706,250		$12,706,250		$12,706,250		$13,314,650		$11,175,000
Greg W. Rayford	$546,000	—	—	—	—		—	—		—		—		$546,000	(1)	—
	—	8/9/2012	—	$480,000	100,000	(3)	Vesting	$4,205,000	(3)	$4,205,000	(3)	$4,205,000	(3)	$4,205,000	(3)	—
	—	2/18/2013	—	—	240,000		Vesting	—		—		—		—		$8,940,000	(4)
	—	4/21/2015	—	—	140,000	(5)	Vesting	$5,215,000	(5)	$5,215,000	(5)	$5,215,000	(5)	$5,215,000	(5)	—
	Total Potential Payment Upon Termination or Change-in-Control							$9,420,000		$9,420,000		$9,420,000		$9,966,000		$8,940,000
R. Keith Teague	$546,000	—	—	—	—		—	—		—		—		$546,000	(1)	—
	—	8/9/2012	—	$480,000	100,000	(3)	Vesting	$4,205,000	(3)	$4,205,000	(3)	$4,205,000	(3)	$4,205,000	(3)	—
	—	2/18/2013	—	—	240,000		Vesting	—		—		—		—		$8,940,000	(4)
	—	4/21/2015	—	—	170,000	(5)	Vesting	$6,332,500	(5)	$6,332,500	(5)	$6,332,500	(5)	$6,332,500	(5)	—
	Total Potential Payment Upon Termination or Change-in-Control							$10,537,500		$10,537,500		$10,537,500		$11,083,500		$8,940,000

(1)	The NEO may receive a cash payment under the Change of Control Plan if a change-in-control occurs and not more than three months prior to the date of the change-in-control, the NEO’s employment with the Company ceases at the previously designated level (including as a result of death or disability) for any reason or is terminated by the Company other than for Cause (or the NEO terminates for Good Reason) provided the NEO has reasonably demonstrated that his or her cessation or termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a change-in-control, or (ii) otherwise arose in connection with or in anticipation of a change-in-control.

(2)

Pursuant to the terms of Mr. Shear’s compensatory agreement dated December 18, 2015, (i) Mr. Shear was granted an award of 36,330 phantom units, which shall vest on June 15, 2016, and (ii) Mr. Shear is to receive a cash incentive payment in the amount of $1,500,000 on June 15, 2016, in each case subject to limited exceptions as set forth in his compensatory agreement. If the

54	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Company terminates Mr. Shear’s employment without Cause (as provided in Mr. Shear’s compensatory agreement) or Mr. Shear terminates his employment with the Company for Good Reason (as provided for in Mr. Shear’s compensatory agreement), the phantom units will vest and settle in full, and the incentive payment will be paid in full. Mr. Shear’s employment with the Company is at will. On September 11, 2014 and June 11, 2015, Mr. Shear was granted awards of 1,885 and 2,766 shares of restricted stock, respectively, in his capacity as a director of the Company.

(3)	These are shares of restricted stock that were granted to Messrs. Wortley, Teague, and Rayford and Ms. Gentle as the equity portion of their LTI Award for construction of Trains 1 and 2 of the SPL Project that have not vested. The restricted stock will immediately vest if the Company terminates the NEO’s employment without Cause (as defined in the grant agreements), the NEO terminates his or her employment with the Company for Good Reason (as defined in the grant agreements), the NEO dies or incurs a disability or a Change of Control (as defined in the grant agreements) of the Company occurs. Mr. Souki’s shares vested on December 12, 2015, in connection with his termination (valued at $41.29 per share on December 11, 2015, the last trading day prior to Mr. Souki’s termination).

(4)	These are shares of restricted stock granted to Messrs. Souki, Wortley, Teague and Rayford and Ms. Gentle as their Milestone Awards for construction of Trains 3 and 4 of the SPL Project that have not vested. The restricted stock will vest in full in the event the Company terminates the NEO’s employment without Cause (as defined in the grant agreements) or the NEO terminates his or her employment for Good Reason (as defined in the grant agreements) within one year after the effective date of a Change of Control (as defined in the grant agreements) of the Company. Mr. Souki’s employment with the Company terminated on December 12, 2015. The shares of restricted stock of the Company that were granted to Mr. Souki as his Milestone Award for construction of Trains 3 and 4 of the SPL Project that were unvested immediately prior to his termination are included in the table above and will vest upon satisfaction of the milestones (valued at $78,225,000 on December 31, 2015).

(5)	These are phantom units granted under the 2014—2018 LTIP. The phantom units will immediately vest in full in the event the Company terminates the NEO’s employment without Cause (as defined in the grant agreements), the NEO terminates his or her employment for Good Reason (as defined in the grant agreements), the NEO dies or incurs a disability, or a Change of Control (as defined in the grant agreements) of the Company occurs. Mr. Souki’s phantom units vested on December 12, 2015, in connection with his termination (valued at $41.29 per phantom unit on December 11, 2015, the last trading day prior to Mr. Souki’s termination).

Narrative to the Potential Payments upon Termination or Change-in-Control

Change-in-Control Cash Payment

We have entered into Change of Control Agreements with each of the NEOs other than Mr. Shear. The Change of Control Agreements provide for a cash payment upon a “Change of Control” (as defined in the Change of Control Agreements) in an amount equal to one times the NEOs’ base salaries in effect at or immediately prior to the Change of Control. The cash payments are payable within 30 days of the effective date of the Change of Control. A cessation of an NEO’s employment at the previously designated level (including as a result of death or disability) for any reason, a termination of an NEO other than for Cause (as defined in the Change of Control Agreements), and a termination by the NEO for Good Reason (generally, as defined in the Company’s 2011 Incentive Plan) that occurs not more than three months prior to a Change of Control will be deemed to be a termination of employment pursuant to a Change of Control, provided the NEO demonstrates that such cessation or termination of employment was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or the NEO’s termination otherwise arose in connection with or in anticipation of a Change of Control. The Change of Control Agreements expire on December 31 of each calendar year, but are automatically extended for an additional year each January 1 unless the Compensation Committee determines, and the Company provides notice to employees, that the Change of Control Agreements will not be extended.

Cash and Restricted Stock Awards

The cash and restricted stock awards granted to Messrs. Wortley, Teague and Rayford and Ms. Gentle as their LTI Awards for construction of Trains 1 and 2 of the SPL Project will immediately vest if the Company terminates the NEO’s employment without Cause (as defined in the grant agreements), the NEO terminates his or her employment with the Company for Good Reason (as defined in the grant agreements), the NEO dies or incurs a disability or a Change of Control (as defined in the grant agreements) of the Company occurs. This award, with respect to Mr. Souki, immediately vested upon the termination of Mr. Souki’s employment with the Company on December 12, 2015.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	55

The restricted stock awards granted to the Messrs. Wortley, Teague and Rayford and Ms. Gentle as their Milestone Awards for construction of Trains 3 and 4 of the SPL Project will vest in full in the event the Company terminates the NEO’s employment without Cause (as defined in the grant agreements) or the NEO terminates his or her employment for Good Reason (as defined in the grant agreements) within one year after the effective date of a Change of Control (as defined in the grant agreements) of the Company. Mr. Souki’s employment with the Company terminated on December 12, 2015. The shares of restricted stock of the Company that were granted to Mr. Souki as his Milestone Award for construction of Trains 3 and 4 of the SPL Project that were unvested immediately prior to his termination will vest upon satisfaction of the milestones.

The phantom units granted to Messrs. Wortley, Teague and Rayford and Ms. Gentle under the 2014—2018 LTIP will immediately vest in full in the event the Company terminates the NEO’s employment without Cause (as defined in the grant agreements), the NEO terminates his or her employment for Good Reason (as defined in the grant agreements), the NEO dies or incurs a disability, or a Change of Control (as defined in the grant agreements) of the Company occurs. This award, with respect to Mr. Souki, immediately vested upon the termination of Mr. Souki’s employment with the Company on December 12, 2015.

Pursuant to the grant agreements, other than with Mr. Shear, “Cause” means the termination of employment of an NEO with the Company or an affiliate under any of the following circumstances: (i) the willful commission by the NEO of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an affiliate or substantial injury to the business reputation; (ii) the commission by the NEO of an act of fraud in the performance of the NEO’s duties on behalf of the Company or an affiliate; (iii) the willful and material violation by the NEO of the Company’s Code of Business Conduct and Ethics Policy; or (iv) the continuing and repeated failure of the NEO to perform his or her duties to the Company or an affiliate, including by reason of his or her habitual absenteeism, which failure has continued for a period of at least 30 days following delivery of a written demand for substantial performance to the NEO by the Board which specifically identifies the manner in which the Board believes that the NEO has not performed his or her duties. A “Good Reason” termination of a NEO will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events: (i) the removal from or failure to re-elect the NEO to the office or position in which he or she last served; (ii) the assignment to the NEO of any duties, responsibilities, or reporting requirements materially inconsistent with his or her position with the Company or an affiliate, or any material diminishment, on a cumulative basis, of the NEO’s overall duties, responsibilities, or status; or (iii) a material reduction by the Company or an affiliate in the NEO’s annual base salary; or (iv) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business. The definition of “Cause” applicable to Mr. Shear’s grant of restricted stock is as set forth in the 2015 Plan: (i) the commission by the NEO of a crime or other act of misconduct that causes or is likely to cause economic damage to the Company or an affiliate or injury to the business reputation of the Company or affiliate; (ii) the commission by the NEO of an act of fraud or dishonesty in the performance of the NEO’s duties (or in the case of a Consultant, the NEO’s services) on behalf of the Company or an affiliate; (iii) the violation by the NEO of the Company’s Code of Business Conduct and Ethics Policy; or (iv) the failure of the NEO to perform his or her duties at a level and in a manner satisfactory to the Company in its sole discretion.

Generally, a “Change of Control” of the Company will occur if: (i) any person or entity directly or indirectly becomes the beneficial owner of 30% or more of the shares of voting stock of the Company then outstanding; (ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company (other than when the holders of the voting stock immediately prior thereto hold more than 50% of the combined voting power of the stock of the surviving company or parent of the surviving company immediately thereafter); (iii) a majority of the current members of the Board or their approved successors cease to be our directors; or (iv) the consummation of a sale or disposition by the Company of all or substantially all of our assets (other than a sale or disposition in which the same shareholders before the sale or disposition own 50% of the outstanding common stock after the transaction is complete).

56	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

PROPOSAL 2—ADVISORY AND NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION FOR FISCAL YEAR 2015

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on an advisory basis to approve the compensation paid to our named executive officers for fiscal year 2015. We ask shareholders to read the CD&A section of this Proxy Statement for a full discussion of our executive compensation practices and decisions. The CD&A details our executive compensation policies and incentive programs, and explains the compensation decisions relating to the named executive officers for fiscal year 2015. In response to shareholder feedback over the past year, the Compensation Committee and Board have taken considerable steps to further align our executive compensation programs with the Company’s strategy and long-term performance. The Compensation Committee believes that our compensation policies and programs continue to align our executive officers’ interests with the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance of the Company as a whole.

Specifically, we ask the shareholders to approve the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 28 through 46 of this Proxy Statement.

Although the outcome of this vote is not binding on the Board, the Board values shareholders’ views, and the Compensation Committee and Board will consider the outcome of the advisory vote when making future compensation decisions.

The Board has adopted a policy of providing for annual say-on-pay votes. The next say-on-pay vote will occur at our 2017 Annual Meeting of Shareholders.

The Board recommends a vote FOR the resolution approving the named executive officer compensation for fiscal year 2015 as disclosed in this Proxy Statement.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	57

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for oversight of the accounting and financial reporting processes of the Company and oversight of the audits of our financial statements. Management is responsible for the Company’s internal control over financial reporting and the preparation of the financial statements. KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. KPMG is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these processes.

The Audit Committee currently consists of four Directors. All members of the Audit Committee meet the NYSE MKT LLC independence standards and the applicable rules of the SEC. The Board has determined that each of Mr. Botta and Mr. Robillard is an “audit committee financial expert”, as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.cheniere.com. The Audit Committee reviews the adequacy of, and compliance with, the Audit Committee charter annually.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of KPMG. As part of fulfilling this responsibility, the Audit Committee engages in an annual evaluation of, among other things, KPMG’s qualifications, independence, performance and communications with the Audit Committee, and whether KPMG should be retained for the upcoming year’s audit. The Audit Committee reviews significant audit findings together with management’s responses thereto. The Audit Committee performs additional activities in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

The Audit Committee reviews the Company’s hiring policies and practices with respect to current and former employees of KPMG. In addition, the Audit Committee preapproves all services provided by KPMG.

The Audit Committee discussed with both our internal auditor and KPMG the overall scope and plans for their respective audits. In addition, the Audit Committee met with the Company’s internal auditor and KPMG, with and without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review with the internal auditor and KPMG included discussions of those matters required to be discussed by Standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with KPMG, among other things, matters relating to their independence, and the Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

THE AUDIT COMMITTEE

Donald F. Robillard, Jr., Chairman

G. Andrea Botta

Vicky A. Bailey

Samuel Merksamer

58	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

PROPOSAL 3—RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (“KPMG”) served as our independent auditor for the fiscal year ended December 31, 2015 and the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Company is asking shareholders to ratify this appointment. Although the Company is not required to obtain shareholder ratification of the appointment of KPMG, the Board considers the selection of an independent registered accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

On March 9, 2016, the Audit Committee approved the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016.

On March 18, 2014, the Audit Committee approved the dismissal of Ernst & Young LLP (“EY”) as our independent registered public accounting firm. EY did not prepare audit reports of the Company’s consolidated financial statements for either the year ended December 31, 2014 or the year ended December 31, 2015. Between the start of the fiscal year beginning January 1, 2014 and EY’s dismissal on March 18, 2014, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in its reports on the financial statements for such periods. During that period, there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K. From January 1, 2014 through March 18, 2014, we did not consult with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, and neither a written report was provided us nor oral advice was provided to us by KPMG that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Instruction 2 to Item 304 of Regulation S-K, we furnished EY and KPMG with a copy of the disclosures in this Proxy Statement required by Item 304(a) of Regulation S-K prior to the time the Proxy Statement was filed with the SEC. In the event that either EY or KPMG believed the disclosures were incorrect or incomplete, they were permitted to express their views in a brief statement to be included in this Proxy Statement. Neither EY nor KPMG submitted such a statement.

Independent Accountant’s Fees

The following table sets forth the fees billed to us by KPMG for professional services for the fiscal years ended December 31, 2015 and 2014.

	KPMG LLP	KPMG LLP
	Fiscal 2015	Fiscal 2014
Audit Fees	$6,017,850	$4,013,907
Audit Related Fees	$173,000	220,000
Tax Fees	$115,405	—
All Other Fees	$2,550	$546,110
Total	$6,308,805	$4,780,017

Audit Fees—Audit fees for the fiscal years ended December 31, 2015 and 2014 include fees associated with the integrated audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, local statutory audits and services performed in connection with registration statements and debt and equity offerings, including comfort letters and consents.

Audit Related Fees—Audit related fees for the fiscal years ended December 31, 2015 and 2014 include audit services provided for our LNG marketing and trading subsidiary.

Tax Fees—Tax fees for the fiscal year ended December 31, 2015 were for tax consultation services with respect to a sales and use tax analysis for the CCL Project. There were no tax fees for the fiscal year ended December 31, 2014.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	59

Other Fees—Other fees for the fiscal year ended December 31, 2015 were for accounting research tools. Other fees for the fiscal year ended December 31, 2014 were for process design reviews for commercial operations and accounting research tools.

We did not pay KPMG any additional fees during the fiscal years ended December 31, 2014 or 2015.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants and not to engage the independent accountants to perform any non-audit services specifically prohibited by law or regulation. All audit and non-audit services provided to us during the fiscal years ended December 31, 2015 and 2014 were pre-approved.

We anticipate that a representative of KPMG will participate in the Meeting. Such representative may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning our financial statements.

The Board recommends a vote FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

60	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, under the Audit Committee Charter, has the responsibility to review and approve any transactions or series of related financial transactions, arrangements or relationships involving amounts exceeding $120,000 between the Company and our directors, executive officers, nominees for director, any greater than 5% shareholders and their immediate family members. The Audit Committee will only approve related party transactions when it determines such transactions are in the best interests of the Company and its shareholders. In reviewing a transaction, the Audit Committee considers facts and circumstances which it considers relevant to its determination. In determining whether to approve or ratify a related party transaction, the Audit Committee will apply the following standards and such other standards it deems appropriate:

•	whether the related party transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction is material to the Company or the related party; and

•	the extent of the related person’s interest in the transaction.

In September 2007, the Audit Committee retained independent counsel and approved the Company entering into a consulting agreement with Karim Souki, the brother of Charif Souki. On December 9, 2011, the Audit Committee approved an amended and restated consultancy agreement with Karim Souki to modify the scope of the services provided by Karim Souki and extend the term of the consultancy agreement to December 31, 2012. On March 23, 2012, the Audit Committee approved a second amended and restated consultancy agreement with Karim Souki to provide that the monthly payments under the consultancy agreement are paid to Karim Souki in U.S. dollars, to provide that Karim Souki will indemnify the Company for taxes paid by the Company as a result of the consultancy agreement and to extend the term of the consultancy agreement to December 31, 2013. On February 20, 2014, the Audit Committee approved a third amended and restated consultancy agreement with Karim Souki to extend the term of the consultancy agreement to December 31, 2015 and update the amount of the monthly payments retroactive to January 1, 2014. On December 9, 2014, the Audit Committee approved a fourth amended and restated consultancy agreement with Karim Souki as a result of Karim Souki being asked to be in Singapore to establish the Company’s Singapore office and business strategy. The consultancy agreement was modified to add the duty to establish the Singapore office and business strategy, provide certain allowances for the costs of his expenses as a result of living in Singapore and extend the term of the consultancy agreement to December 31, 2016. Effective January 2015, Karim Souki received the following Singapore allowances: a housing allowance in the amount of 27,000 SGD per month; a goods and services allowance in the amount of 6,000 SGD per month; a car allowance in the amount of 6,615 SGD per month; two roundtrip business class flights to London for Karim Souki and his wife each year; and a foreign service premium in Singapore in an amount equal to 15% of his monthly payments. Karim Souki’s monthly payments under the consultancy agreement were adjusted annually by the same percentage applied generally to the base salary of the executive officers of the Company. Karim Souki also received annual incentive or bonus compensation similar to the incentive or bonus compensation applied to our executive officers at the sole discretion of the Compensation Committee. For 2015, Karim Souki’s monthly payments and annual incentive and bonus compensation were as set forth below:

-	During 2015, Karim Souki received monthly payments under his consulting agreement in the amount of $39,583 per month. On April 21, 2015, the Company approved base salary increases for its executive officers and the Compensation Committee approved an increase in Karim Souki’s monthly payments under his consulting agreement to $41,167 per month, retroactive to January 1, 2015.

-	On April 21, 2015, the Compensation Committee recommended and the Board approved the 2014-2018 LTIP and granted Karim Souki 80,000 phantom units for the 2014 performance period. The phantom units vest in equal installments on each of February 1, 2016, February 1, 2017 and February 1, 2018.

-	On December 18, 2015, the Compensation Committee recommended and the Board approved a cash bonus award for the executive officers based on the achievement of the Company’s 2015 developmental, operating and corporate goals and approved a cash bonus award for Karim Souki in the amount of $395,200. The cash bonus award was paid to Karim Souki on December 30, 2015.

-	On February 2, 2016, the Company provided a notice of termination of the consulting agreement to Karim Souki, effective April 29, 2016.

On October 3, 2013, the Audit Committee approved the Terms and Conditions of Employment (the “Employment Agreement”) between Tarek Souki, the son of Charif Souki, and Cheniere Supply & Marketing. Effective April 1, 2015, Tarek Souki’s Employment Agreement was transferred to Cheniere Marketing Ltd. Tarek Souki served as Vice President, Finance and Business Development of Cheniere Marketing Ltd. Pursuant to the Employment Agreement, Tarek Souki received a new hire equity award in the amount of 30,000 shares of restricted stock of the Company. The shares of restricted stock vest in equal annual installments over a four-year

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	61

period. He is entitled to participate in the Company’s discretionary bonus plan on such terms and at such level as determined by the Compensation Committee. The Company also provided Tarek Souki a car allowance in the amount of 350 GBP per month and a living allowance in the amount of 1,250 GBP per month. He was also entitled to participate in our U.K. pension scheme for U.K. employees through which Cheniere Marketing Ltd. contributes an amount equal to 8% of employees’ base salaries to the pension scheme. For 2015, Tarek Souki’s base salary and annual incentive and bonus compensation was as set forth below:

-	During 2015, Tarek Souki received an annual salary of 177,500 GBP. On April 22, 2015, the Audit Committee approved a base salary increase for Tarek Souki to 185,000 GBP, retroactive to January 1, 2015.

-	On April 21, 2015, the Compensation Committee recommended and the Board approved the 2014-2018 LTIP, and on April 22, 2015 the Audit Committee granted Tarek Souki 40,000 phantom units for the 2014 performance period. The phantom units vest in equal installments on each of February 1, 2016, February 1, 2017 and February 1, 2018.

-	On December 18, 2015, the Compensation Committee recommended and the Board approved the funding of cash bonus awards for all employees based on the achievement of the Company’s 2015 developmental, operating and corporate goals and Tarek Souki received a cash bonus award in the amount of 91,890 GBP. The cash bonus award was paid to Tarek Souki on January 4, 2016.

-	On December 18, 2015, the Compensation Committee approved a base salary increase for Tarek Souki to 210,326 GBP, inclusive of allowances, effective January 1, 2016.

-	On January 29, 2016, the Company provided a termination notice to Tarek Souki, with termination of his employment effective March 24, 2016. On March 9, 2016, in connection with Tarek Souki’s termination, the Compensation Committee approved the accelerated vesting of Tarek Souki’s outstanding new hire equity award in the amount of 15,000 shares of restricted stock of the Company.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, certain officers and beneficial owners of 10% or more of any class of the Company’s stock (“Reporting Persons”) are required from time to time to file with the SEC and NYSE MKT LLC reports on ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons with respect to the fiscal year ended December 31, 2015, the Company believes that all filing requirements applicable to the Company’s officers, directors and greater than 10% shareholders were met on a timely basis.

Shareholder Proposals

Management anticipates that the Company’s 2017 Annual Meeting of Shareholders will be held during June 2017. Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company’s 2017 Annual Meeting of Shareholders must submit the proposal to the Company on or before December 22, 2016. Any such proposals should be timely received by the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Such proposal must meet all of the requirements of the SEC to be eligible for inclusion in the Company’s 2017 proxy materials. If a shareholder wishes to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” under our Bylaws, the proposal must be received by the Company no earlier than February 2, 2017 and not later than March 4, 2017.

62	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

Our Board recently amended our Bylaws to permit a shareholder (or a group of no more than 20 shareholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our Bylaws, to submit director nominees of up to 20% of the number of directors serving on the Board for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws.

•	When to send such proposals. Notice of director nominees submitted under these bylaw provisions must be received by our Secretary no earlier than 5:00 p.m., Central Time, November 22, 2016, and no later than 5:00 p.m, Central Time, on December 22, 2016.

•	Where to send such proposals. Proposals should be addressed to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, TX 77002.

•	What to include. Notice must include the information required by our bylaws, which are available on our website at www.cheniere.com.

Communications with the Board

The Board maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to the directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and the applicable laws and regulations relating to the disclosure of information.

Householding of Proxy Materials

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once a shareholder has received notice from his or her broker that they will be householding materials, householding will continue until the shareholder is notified otherwise or revokes consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, the shareholder should notify his or her broker. If a shareholder would like to receive a separate copy of this Proxy Statement, Notice of Annual Meeting or 2015 Annual Report on Form 10-K for the year ended December 31, 2015, he or she should contact the Company by writing to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	63

Availability of Documents

The Company is including with this Proxy Statement a copy of its 2015 Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the SEC and is incorporated in this Proxy Statement by reference. The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company’s furnishing such exhibits. Requests for directions to the Meeting to vote in person or for copies of this Proxy Statement and the 2015 Annual Report on Form 10-K for the year ended December 31, 2015 (including exhibits thereto) for the Meeting and future shareholders meetings should be directed to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Paper or email copies of this Proxy Statement and the 2015 Annual Report on Form 10-K for the year ended December 31, 2015 (including exhibits thereto) for the Meeting can also be obtained free of charge by calling toll-free 1-877-375-5001 and asking for the Company’s Investor Relations Department or can be accessed at the Investor Relations section of our website at http://www.cheniere.com/2016AnnualMeeting. Any such requests shall be made by May 19, 2016 to facilitate timely delivery.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 21, 2016

64	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

CHENIERE ENERGY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 2, 2016

The undersigned hereby appoints Neal A. Shear, Michael J. Wortley, Greg W. Rayford and Sean N. Markowitz, and each of them, any one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the 2016 Annual Meeting of Shareholders to be held in the Crystal Ballroom at the Post Rice Lofts, 909 Texas Avenue, Houston, Texas 77002 on Thursday, June 2, 2016 at 9:00 a.m. CDT, and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The Cheniere Energy, Inc. 2016 Proxy Statement, including the Notice of Annual Meeting and 2015 Annual Report on Form 10-K, is available on the following website:

http://www.cheniere.com/2016AnnualMeeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY (IF SIGNED) WILL BE VOTED “FOR” THE ELECTION OF THE TEN DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. WHETHER OR NOT SPECIFICATIONS ARE MADE, EACH OF THE PROXIES ARE AUTHORIZED TO VOTE IN HIS OR HER DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

(continued and to be signed on reverse side)

CHENIERE ENERGY, INC.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF SUBMITTING YOUR PROXY BY INTERNET OR TELEPHONE, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET – www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS – If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Please detach and return the bottom portion in the enclosed envelope. If you submit your proxy over the Internet or by telephone, please do not mail your card.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1:

1.	Election of directors

	Nominees	FOR	AGAINST	ABSTAIN

	G. Andrea Botta	☐	☐	☐
	Neal A. Shear	☐	☐	☐
	Vicky A. Bailey	☐	☐	☐
	Nuno Brandolini	☐	☐	☐
	Jonathan Christodoro	☐	☐	☐
	David I. Foley	☐	☐	☐
	David B. Kilpatrick	☐	☐	☐
	Samuel Merksamer	☐	☐	☐
	Donald F. Robillard, Jr.	☐	☐	☐
	Heather R. Zichal	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:
		FOR	AGAINST	ABSTAIN
2.	Approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for fiscal year 2015 as disclosed in the Proxy Statement.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

☐	For address change/comments (make correction to left)

NOTE: Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.

Signature
Title
Date